                                                                    EXHIBIT 10.2




================================================================================

                             AMENDED AND RESTATED

                       AGREEMENT OF LIMITED PARTNERSHIP

                                      OF

                             HUB CITY CANADA, L.P.

================================================================================

                               TABLE OF CONTENTS

                                   ARTICLE I
                                 DEFINED TERMS.............................    1
"Act"......................................................................    1
"Adjusted Capital Account".................................................    2
"Adjusted Capital Account Deficit".........................................    2
"Adjusted Property"........................................................    2
"Affiliate"................................................................    2
"Agreed Value".............................................................    2
"Agreement"................................................................    2
"Available Cash"...........................................................    2
"Average Net After-Tax Profit".............................................    3
"Book-Tax Disparities".....................................................    3
"Business Day".............................................................    4
"Capital Account"..........................................................    4
"Capital Contribution".....................................................    4
"Carrying Value"...........................................................    4
"Certificate"..............................................................    4
"Code".....................................................................    4
"Common Stock".............................................................    4
"Contributed Property".....................................................    4
"Depreciation".............................................................    4
"Discount Rate"............................................................    5
"Event of Dissolution".....................................................    5
"Formation General Partners"...............................................    5
"Formation Limited Partner"................................................    5
"General Partner"..........................................................    5
"General Partnership Interest".............................................    5
"IRS"......................................................................    5
"Incapacity"...............................................................    5
"Indemnitee"...............................................................    6
"Limited Partner"..........................................................    6
"Limited Partnership Interest".............................................    6
"Liquidator"...............................................................    6
"Net After-Tax Profit".....................................................    6
"Net Income"...............................................................    6
"Net Loss".................................................................    6
"Non-Competition Agreement"................................................    6
"Nonrecourse Built-in Gain"................................................    6
"Nonrecourse Deductions"...................................................    7
"Nonrecourse Liability"....................................................    7

"Original Agreement".......................................................    7
"Partner"..................................................................    7
"Partner Minimum Gain".....................................................    7
"Partner Nonrecourse Debt".................................................    7
"Partner Nonrecourse Deductions"...........................................    7
"Partnership"..............................................................    7
"Partnership Interest".....................................................    7
"Partnership Minimum Gain".................................................    7
"Partnership Year".........................................................    8
"Percentage Interest"......................................................    8
"Person"...................................................................    8
"Price/Earnings Multiple"..................................................    8
"Purchase Amount"..........................................................    8
"Purchase Notice"..........................................................    8
"Purchase Right"...........................................................    8
"Recapture Income".........................................................    8
"Regulations"..............................................................    8
"Residual Gain" or "Residual Loss".........................................    8
"704(c) Value".............................................................    8
"Sharing Percentage".......................................................    9
"Subsidiary"...............................................................    9
"Substituted Limited Partner"..............................................    9
"Unrealized Gain"..........................................................    9
"Unrealized Loss"..........................................................    9
"Value"....................................................................    9

                                  ARTICLE II
                            ORGANIZATIONAL MATTERS.........................   10
Section 2.1     Continuation; Application of Act...........................   10
Section 2.2     Name.......................................................   10
Section 2.3     Registered Office and Agent; Principal Office..............   10
Section 2.4     Term.......................................................   11

                                  ARTICLE III
                                    PURPOSE................................   11
Section 3.1     Purpose and Business.......................................   11
Section 3.2     Powers.....................................................   11

                                  ARTICLE IV
        CAPITAL CONTRIBUTIONS; ISSUANCE OF INTERESTS; CAPITAL ACCOUNTS.....   11
Section 4.1     Capital Contributions of the Partners......................   11
Section 4.2     Capital Accounts of the Partners...........................   12

                                   ARTICLE V
                                 DISTRIBUTIONS.............................   15
Section 5.1     Requirement and Characterization of Distributions..........   15
Section 5.2     Amounts Withheld...........................................   15
Section 5.3     Distributions Upon Liquidation.............................   15

                                  ARTICLE VI
                                  ALLOCATIONS..............................   15
Section 6.1     Allocations For Capital Account Purposes...................   15
Section 6.2     Special Allocation Rules...................................   16
Section 6.3     Allocations for Tax Purposes...............................   18

                                  ARTICLE VII
                     MANAGEMENT AND OPERATIONS OF BUSINESS.................   19
Section 7.1     Management.................................................   19
Section 7.2     Certificate of Limited Partnership.........................   22
Section 7.3     Restrictions on General Partner's Authority................   22
Section 7.4     Responsibility for Expenses................................   22
Section 7.5     Outside Activities of the General Partner..................   23
Section 7.6     Contracts with Affiliates..................................   24
Section 7.7     Indemnification............................................   24
Section 7.8     Liability of the General Partner...........................   26
Section 7.9     Other Matters Concerning the General Partner...............   27
Section 7.10    Title to Partnership Assets................................   27
Section 7.11    Reliance by Third Parties..................................   28

                                 ARTICLE VIII
                  RIGHTS AND OBLIGATIONS OF LIMITED PARTNERS...............   28
Section 8.1     Limitation of Liability....................................   28
Section 8.2     Management of Business.....................................   28
Section 8.3     Outside Activities of Limited Partner......................   28
Section 8.4     Priority Among Partners....................................   29
Section 8.5     Rights of Limited Partners Relating to the Partnership.....   29
Section 8.6     Purchase Right.............................................   30

                                  ARTICLE IX
                    BOOKS, RECORDS, ACCOUNTING AND REPORTS.................   31
Section 9.1     Records and Accounting.....................................   31
Section 9.2     Fiscal Year................................................   31
Section 9.3     Reports....................................................   31

                                   ARTICLE X
                                  TAX MATTERS..............................   32

Section 10.1    Preparation of Tax Returns.................................   32
Section 10.2    Tax Elections..............................................   32
Section 10.3    Tax Matters Partner........................................   32
Section 10.4    Organizational Expenses....................................   33
Section 10.5    Withholding................................................   33

                                  ARTICLE XI
                           TRANSFERS AND WITHDRAWALS.......................   34
Section 11.1    Transfer...................................................   34
Section 11.2    Transfer of General Partner's Partnership Interest.........   35
Section 11.3    Limited Partners' Rights to Transfer.......................   35
Section 11.4    General Provisions.........................................   36

                                  ARTICLE XII
                             ADMISSION OF PARTNERS.........................   36
Section 12.1    Admission of Successor General Partner.....................   36
Section 12.2    Admission of Additional Limited Partners...................   37
Section 12.3    Amendment of Agreement and Certificate.....................   37

                                 ARTICLE XIII
                          DISSOLUTION AND LIQUIDATION......................   37
Section 13.1    Dissolution................................................   37
Section 13.2    Right to Continue the Partnership Business.................   38
Section 13.3    Winding Up.................................................   39
Section 13.4    Compliance with Timing Requirements of Regulations;
                Allowance for Contingent or Unforeseen Liabilities
                or Obligations.............................................   40
Section 13.5    Deemed Distribution and Recontribution.....................   40
Section 13.6    Rights of Limited Partners.................................   41
Section 13.7    Notice of Dissolution......................................   41
Section 13.8    Cancellation of Certificate of Limited Partnership.........   41
Section 13.9    Reasonable Time for Winding-Up.............................   41

                                  ARTICLE XIV
                 AMENDMENT OF PARTNERSHIP AGREEMENT; MEETINGS..............   41
Section 14.1    Amendments             41

                                  ARTICLE XV
                              GENERAL PROVISIONS...........................   42
Section 15.1    Addresses and Notice.......................................   42
Section 15.2    Titles and Captions........................................   43
Section 15.3    Pronouns and Plurals.......................................   43
Section 15.4    Further Action.............................................   43
Section 15.5    Binding Effect.............................................   43
Section 15.6    Waiver of Partition........................................   43
Section 15.7    Entire Agreement...........................................   43
Section 15.8    Securities Law Provisions..................................   43
Section 15.9    Remedies Not Exclusive.....................................   43
Section 15.10   Time.......................................................   43
Section 15.11   Creditors..................................................   43

Section 15.12   Waiver.....................................................   44
Section 15.13   Execution Counterparts.....................................   44
Section 15.14   Applicable Law.............................................   44
Section 15.15   Invalidity of Provisions...................................   44

                                  ARTICLE XVI
                               POWER OF ATTORNEY...........................   44
Section 16.1    Power of Attorney..........................................   44

             AMENDED AND RESTATED AGREEMENT OF LIMITED PARTNERSHIP
                                       OF
                             HUB CITY CANADA, L.P.

     THIS AMENDED AND RESTATED AGREEMENT OF LIMITED PARTNERSHIP, dated as of March 18, 1996, of Hub City Canada, L.P. (the "Partnership") is entered into by and among Hub City Terminals, Inc. (the "General Partner"), a Delaware corporation, as the General Partner and the persons identified on the signature pages hereof as the Limited Partners (the "Limited Partners").

     WHEREAS, pursuant to the Original Agreement, the Formation General Partners, the Limited Partners and the Formation Limited Partner formed the Partnership;

     WHEREAS, the Formation General Partners, the Limited Partners and the Formation Limited Partner desire to admit the General Partner as the general partner of the Partnership;

     WHEREAS, the Formation General Partners desire to sell their general partnership interests in the Partnership to the General Partner and, upon consummation of such sale, to withdraw as general partners of the Partnership;

     WHEREAS, the Formation Limited Partner desires to withdraw as a limited partner of the Partnership; and

     WHEREAS, the General Partner and the Limited Partners, being all of the Partners of the Partnership, desire to continue the Partnership as a limited partnership under the Act, and are entering into this Agreement to amend and restate the Original Agreement to reflect and confirm the foregoing admission and withdrawals, and to amend, restate and supersede in its entirety the Original Agreement, as hereinafter set forth;

     NOW, THEREFORE, in consideration of the premises, the mutual promises and agreements herein made, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the General Partner and the Limited Partners, intending to be legally bound, have agreed and do hereby agree as follows:

                                   ARTICLE I

                                 DEFINED TERMS

     The following definitions shall be for all purposes, unless otherwise clearly indicated to the contrary, applied to the terms used in this Agreement.

     "Act" means the Delaware Revised Uniform Limited Partnership Act, as it may be amended from time to time, and any successor to such statute.

     "Adjusted Capital Account" means the Capital Account maintained for each Partner as of the end of each Partnership Year (a) increased by any amounts which such Partner is obligated to restore pursuant to any provision of this Agreement or is deemed to be obligated to restore pursuant to the penultimate sentences of Regulations Sections 1.704-2(g)(1) and 1.704-2(i)(5) and (b) decreased by the items described in Regulations Sections 1.704-1(b)(2)(ii)(d)(4), 1.704-1(b)(2)(ii)(d)(5), and 1.704-1(b)(2)(ii)(d)(6).
The foregoing definition of Adjusted Capital Account is intended to comply with the provisions of Regulations Section 1.704-1(b)(2)(ii)(d) and shall be interpreted consistently therewith.

     "Adjusted Capital Account Deficit" means, with respect to any Partner, the deficit balance, if any, in such Partner's Adjusted Capital Account as of the end of the relevant Partnership Year.

     "Adjusted Property" means any property the Carrying Value of which has been adjusted pursuant to Section 4.2 hereof. Once an Adjusted Property is deemed distributed by, and recontributed to, the Partnership for Federal income tax purposes upon a termination thereof pursuant to Section 708 of the Code, such property shall thereafter constitute a Contributed Property until the Carrying Value of such property is further adjusted pursuant to Section 4.2 hereof.

     "Affiliate" means, with respect to any Person, (a) any Person directly or indirectly controlling, controlled by or under common control with such Person,
(b) any Person owning or controlling 10 percent or more of the outstanding voting interests of such Person, (c) any Person of which such Person owns or controls 10 percent or more of the voting interests, or (d) any officer, director, general partner or trustee of such Person or any Person referred to in clauses (a), (b) and (c) above.

     "Agreed Value" means (a) in the case of any Contributed Property set forth in Exhibit B and as of the time of its contribution to the Partnership, the Agreed Value of such property as set forth in Exhibit B; (b) in the case of any Contributed Property not set forth in Exhibit B and as of the time of its contribution to the Partnership, the 704(c) Value of such property or other consideration, reduced by any liabilities either assumed by the Partnership upon such contribution or to which such property is subject when contributed, and (c) in the case of any property distributed to a Partner by the Partnership, the Partnership's Carrying Value of such property at the time such property is distributed, reduced by any indebtedness either assumed by such Partner upon such distribution or to which such property is subject at the time of distribution as determined under Section 752 of the Code and the Regulations thereunder.

     "Agreement" means this Amended and Restated Agreement of Limited Partnership, as it may be amended, supplemented or restated from time to time.

     "Available Cash" means with respect to any period for which such calculation is being made:

          (a) all cash revenues and funds received by the Partnership from whatever source (excluding the proceeds of any Capital Contribution to the Partnership pursuant to Section 4.1 hereof) plus the amount of any reduction (including, without limitation, a reduction resulting because the General Partner determines such amounts are no longer necessary) in reserves of the Partnership, which reserves are referred to in clause
     (b)(iv) below;

          (b) less the sum of the following (except to the extent made with the proceeds of any Capital Contribution):

               (i) all interest, principal and other debt payments made during such period by the Partnership,

               (ii) all cash expenditures (including capital expenditures) made by the Partnership,

               (iii) investments in any entity (including loans made thereto) to the extent that such investments are not otherwise described in clauses (b)(i) or (ii), and

               (iv) the amount of any increase in reserves established during such period which the General Partner determines are necessary or appropriate in its sole and absolute discretion.

     Notwithstanding the foregoing, Available Cash shall not include any cash received or reductions in reserves, or take into account any disbursements made or reserves established, after commencement of the dissolution and liquidation of the Partnership.

     "Average Net After-Tax Profit" means the average annual Net After-Tax Profit of the Partnership for the most recently completed twelve fiscal quarter period. If the Partnership has been existence for less than twelve complete fiscal quarters, Average Net After-Tax Profit shall be calculated using the net after-tax profit of Hub Group Canada, L.L.C. or its predecessors (determined on a basis consistent with that used for determining Net After-Tax Profit for the Partnership) for such completed fiscal quarters, or portions thereof of the Partnership and of Hub Group Canada, L.L.C. or its predecessors as are necessary to include twelve completed fiscal quarters in the foregoing calculation.

     "Book-Tax Disparities" means, with respect to any item of Contributed Property or Adjusted Property, as of the date of any determination, the difference between the Carrying Value of such Contributed Property or Adjusted Property and the adjusted basis thereof for Federal income tax purposes as of such date. A Partner's share of the Partnership's Book-Tax Disparities in all of its Contributed Property and Adjusted Property will be reflected by the difference between such Partner's Capital Account balance as maintained pursuant to Section 4.2 and the hypothetical balance of such Partner's Capital Account computed as if it had been maintained strictly in accordance with Federal income tax accounting principles.

     "Business Day" means any day except a Saturday, Sunday or other day on which commercial banks in Chicago, Illinois are authorized or required by law to close.

    "Capital Account" means the Capital Account maintained for a Partner pursuant to Section 4.2 hereof.

     "Capital Contribution" means, with respect to any Partner, any cash, cash equivalents or the Agreed Value of Contributed Property which such Partner contributes or is deemed to contribute to the Partnership pursuant to Section
4.1 hereof.

     "Carrying Value" means (a) with respect to a Contributed Property or Adjusted Property, the 704(c) Value of such property reduced (but not below zero) by all Depreciation with respect to such Property charged to the Partners' Capital Accounts and (b) with respect to any other Partnership property, the adjusted basis of such property for Federal income tax purposes, all as of the time of determination. The Carrying Value of any property shall be adjusted from time to time in accordance with Section 4.2 hereof, and to reflect changes, additions or other adjustments to the Carrying Value for dispositions and acquisitions of Partnership properties, as deemed appropriate by the General Partner.

     "Certificate" means the Certificate of Limited Partnership relating to the Partnership filed in the office of the Secretary of State of the State of Delaware, as amended from time to time in accordance with the terms hereof and the Act.

     "Code" means the Internal Revenue Code of 1986, as amended. Any reference herein to a specific section or sections of the Code shall be deemed to include a reference to any corresponding provision of future law.

     "Common Stock" means the shares of Class A Common Stock, $.01 par value per share, of Hub Group, Inc., a Delaware corporation and the sole stockholder of the General Partner.

     "Contributed Property" means each property or other asset (but excluding cash), in such form as may be permitted by the Act contributed or deemed contributed to the Partnership (including for this purpose any property or other asset deemed contributed to the Partnership on termination and reconstitution thereof pursuant to Section 708 of the Code). Once the Carrying Value of a Contributed Property is adjusted pursuant to Section 4.2 hereof, such property shall no longer constitute a Contributed Property for purposes of Section 4.2 hereof, but shall be deemed an Adjusted Property for such purposes.

     "Depreciation" means for each fiscal year, an amount equal to the Federal income tax depreciation, amortization, or other cost recovery deduction allowable with respect to an asset for such year, except that if the Carrying Value of an asset differs from its adjusted basis for Federal income tax purposes at the beginning of such year or other period, Depreciation shall be an amount which bears the same ratio to such beginning Carrying Value as the Federal income tax depreciation, amortization, or other cost recovery deduction for such year bears to such beginning adjusted tax basis; provided, however, that if the Federal income tax depreciation, amortization, or other cost recovery deduction for such year is zero, Depreciation shall be determined with reference to such beginning Carrying Value using any reasonable method selected by the General Partner.

     "Discount Rate" shall mean, for any given Price/Earnings Multiple, the Discount Rate set forth on Exhibit C opposite such Price/Earnings Multiple.

     "Event of Dissolution" has the meaning set forth in Section 13.1.

     "Formation General Partners" means Hub Canadian Investors, Inc. and O'Neill Inc. in their capacities as general partners under the Original Agreement.

     "Formation Limited Partner" means David P. Yeager.

     "General Partner" means Hub City Terminals, Inc., a Delaware corporation, or its successors as a general partner of the Partnership.

     "General Partnership Interest" means a Partnership Interest held by a General Partner that is a general partnership interest.

     "IRS" means the Internal Revenue Service, which administers the internal revenue laws of the United States.

     "Incapacity" or "Incapacitated" means, (a) as to any corporation which is a Partner, the filing of a certificate of dissolution, or its equivalent, for the corporation or the revocation of its charter, (b) as to any partnership which is a Partner, the dissolution and commencement of winding up of the partnership or
(c) as to any Partner, the bankruptcy of such Partner. For purposes of this definition, bankruptcy of a Partner shall be deemed to have occurred when (i) the Partner commences a voluntary proceeding seeking liquidation, reorganization or other relief under any bankruptcy, insolvency or other similar law now or hereafter in effect, (ii) the Partner is adjudged as bankrupt or insolvent, or a final and nonappealable order for relief under any bankruptcy, insolvency or similar law now or hereafter in effect has been entered against the Partner,
(iii) the Partner executes and delivers a general assignment for the benefit of the Partner's creditors, (iv) the Partner files an answer or other pleading admitting or failing to contest the material allegations of a petition filed against the Partner in any proceeding of the nature described in clause (ii) above, (v) the Partner seeks, consents to or acquiesces in the appointment of a trustee, receiver or liquidator for the Partner or for all or any substantial part of the Partner's properties, (vi) any proceeding seeking liquidation, reorganization or other relief under any bankruptcy, insolvency or other similar law now or hereafter in effect has not been dismissed within 120 days after the commencement thereof, (vii) the appointment without the Partner's consent or acquiescence of a trustee, receiver or liquidator has not been vacated or stayed within 90 days of such appointment, or (viii) an appointment referred to in clause (vii) is not vacated within 90 days after the expiration of any such stay.

     "Indemnitee" means (a) any Person made a party to a proceeding by reason of his status as (i) the General Partner or (ii) an officer of the Partnership or a director or officer of the General Partner, and (b) such other Persons (including Affiliates of the General Partner or the Partnership) as the General Partner may designate from time to time, in its sole and absolute discretion.

     "Limited Partner" means any Person named as a Limited Partner in Exhibit A attached hereto, as such Exhibit may be amended from time to time, in such Person's capacity as a Limited Partner in the Partnership.

     "Limited Partnership Interest" means a Partnership Interest of a Limited Partner in the Partnership representing a fractional part of the Partnership Interests of all Partners.

     "Liquidator" has the meaning set forth in Section 13.3.

     "Net After-Tax Profit" means, with respect to each fiscal quarter of the Partnership, Net Income, after provision for income taxes as if the Partnership were a taxable corporation under subchapter C of the Code and before adjustments for extraordinary items for each quarter.

     "Net Income" means for any taxable period, the excess, if any, of the Partnership's items of income and gain for such taxable period over the Partnership's items of loss and deduction for such taxable period. The items included in the calculation of Net Income shall be determined in accordance with
Section 4.2. Once an item of income, gain, loss or deduction that has been included in the initial computation of Net Income is subjected to the special allocation rules in Sections 6.2 and 6.3, Net Income or the resulting Net Loss, whichever the case may be, shall be recomputed without regard to such item.

     "Net Loss" means for any taxable period, the excess, if any, of the Partnership's items of loss and deduction for such taxable period over the Partnership's items of income and gain for such taxable period. The items included in the calculation of Net Loss shall be determined in accordance with
Section 4.2. Once an item of income, gain, loss or deduction that has been included in the initial computation of Net Loss is subjected to the special allocation rules in Sections 6.2 and 6.3, Net Loss or the resulting Net Income, whichever the case may be, shall be recomputed without regard to such item.

     "Non-Competition Agreement" means that certain Non-Competition Agreement dated as of the date hereof between the Partnership and the Principal.

     "Nonrecourse Built-in Gain" means, with respect to any Contributed Properties or Adjusted Properties that are subject to a mortgage or negative pledge securing a Nonrecourse Liability, the amount of any taxable gain that would be allocated to the Partners pursuant to Section 6.3(b) if such properties were disposed of in a taxable transaction in full satisfaction of such liabilities and for no other consideration.

     "Nonrecourse Deductions" has the meaning set forth in Regulations Section 1.704-2(b)(1), and the amount of Nonrecourse Deductions for a Partnership Year shall be determined in accordance with the rules of Regulations Section 1.704-2(c).

     "Nonrecourse Liability" has the meaning set forth in Regulations
Section 1.752-1(a)(2).

     "Original Agreement" means that certain Agreement of Limited Partnership, dated as of February 12, 1996, between the Formation General Partners, the Limited Partners and the Formation Limited Partner.

     "Partner" means a General Partner or a Limited Partner, and "Partners" means the General Partner and the Limited Partners.

     "Partner Minimum Gain" means an amount, with respect to each Partner Nonrecourse Debt, equal to the Partnership Minimum Gain that would result if such Partner Nonrecourse Debt were treated as a Nonrecourse Liability, determined in accordance with Regulations Section 1.704-2(i)(3).

     "Partner Nonrecourse Debt" has the meaning set forth in Regulations
Section 1.704-2(b)(4).

     "Partner Nonrecourse Deductions" has the meaning set forth in Regulations Section 1.704-2(i)(2), and the amount of Partner Nonrecourse Deductions with respect to a Partner Nonrecourse Debt for a Partnership Year shall be determined in accordance with the rules of Regulations Section 1.704-2(i)(2).

     "Partnership" means the limited partnership formed under the Act and continued pursuant to this Agreement, and any successor thereto.

     "Partnership Interest" means an ownership interest in the Partnership representing a Capital Contribution by a Partner and includes any and all benefits to which the holder of such a Partnership Interest may be entitled as provided in this Agreement, together with all obligations of such Person to comply with the terms and provisions of this Agreement.

     "Partnership Minimum Gain" has the meaning set forth in Regulations
Section 1.704-2(b)(2), and the amount of Partnership Minimum Gain, as well as any net increase or decrease in Partnership Minimum Gain, for a Partnership Year shall be determined in accordance with the rules of Regulations Section 1.704-2(d).

     "Partnership Year" means the fiscal year of the Partnership, which shall be the calendar year.

     "Percentage Interest" means, as to a Partner, its interest in the Partnership as specified in Exhibit A attached hereto, as such Exhibit may be amended from time to time.

     "Person" means an individual or a corporation, partnership, trust, unincorporated organization, association or other entity.

     "Price/Earnings Multiple" means the average of (i) the quotient obtained by dividing (A) the Value by (B) the aggregate net income per share of Common Stock for the four-quarter period immediately preceding the date of calculation, and
(ii) the aggregate projected price/earnings ratio per share of Common Stock as reported by First Call for the four-quarter period immediately following the date of calculation.

     "Principal" means Steven R. Gove, an employee of the Partnership.

     "Purchase Amount" means an amount determined by multiplying (i) the product of (a) the Price/Earnings Multiple times (b) the Average Net After-Tax Profit by
(ii) one (1) minus the Discount Rate.

     "Purchase Notice" has the meaning set forth in Section 8.6(b).

     "Purchase Right" has the meaning set forth in Section 8.6(a).

     "Recapture Income" means any gain recognized by the Partnership (computed without regard to any adjustment required by Section 734 or Section 743 of the Code) upon the disposition of any property or asset of the Partnership, which gain is characterized as ordinary income because it represents the recapture of deductions previously taken with respect to such property or asset.

     "Regulations" means the Income Tax Regulations promulgated under the Code, as such regulations may be amended from time to time (including corresponding provisions of succeeding regulations).

     "Residual Gain" or "Residual Loss" means any item of gain or loss, as the case may be, of the Partnership recognized for Federal income tax purposes resulting from a sale, exchange or other disposition of Contributed Property or Adjusted Property, to the extent such item of gain or loss is not allocated pursuant to Section 6.3(b)(1)(i) or 6.3(b)(2)(i) to eliminate Book-Tax Disparities.

     "704(c) Value" of any Contributed Property means the value of such property as set forth in Exhibit B, or if no value is set forth in Exhibit B, the fair market value of such property or other consideration at the time of contribution as determined by the General Partner using such reasonable method of valuation as it may adopt; provided, however, that the 704(c) Value of any property deemed contributed to the Partnership for Federal income tax purposes upon termination and reconstitution thereof pursuant to Section 708 of the Code shall be determined in accordance with Section 4.2 hereof. Subject to Section 4.2 hereof, the General Partner shall use such method as it deems reasonable and appropriate to allocate the aggregate of the 704(c) Value of Contributed Properties among each separate property on a basis proportional to its fair market value.

     "Sharing Percentage" means, with respect to any Partner, the percentage set forth opposite such Partner's name on Exhibit A hereto.

     "Subsidiary" means, with respect to any Person, any corporation or other entity of which a majority of (a) the voting power of the voting equity securities or (b) the outstanding equity interests is owned, directly or indirectly, by such Person.

     "Substituted Limited Partner" means a Person who is admitted as a Limited Partner to the Partnership pursuant to Section 11.3.

     "Unrealized Gain" attributable to any item of Partnership property means, as of any date of determination, the excess, if any, of (a) the fair market value of such property (as determined under Section 4.2 hereof) as of such date, over (b) the Carrying Value of such property (prior to any adjustment to be made pursuant to Section 4.2 hereof) as of such date.

     "Unrealized Loss" attributable to any item of Partnership property means, as of any date of determination, the excess, if any, of (a) the Carrying Value of such property (prior to any adjustment to be made pursuant to Section 4.2 hereof) as of such date, over (b) the fair market value of such property (as determined under Section 4.2 hereof) as of such date.

     "Value" means, with respect to a share of Common Stock, the average of the daily market price for the thirty (30) consecutive trading days immediately preceding the date of determination. The market price for each such trading day shall be: (a) if the shares of Common Stock are listed or admitted to trading on any securities exchange or the NASDAQ-National Market System, the closing price, regular way, on such day, or if no such sale takes place on such day, the average of the closing bid and asked prices on such day, (b) if the shares of Common Stock are not listed or admitted to trading on any securities exchange or the NASDAQ-National Market System, the last reported sale price on such day or, if no sale takes place on such day, the average of the closing bid and asked prices on such day, as reported by a reliable quotation source designated by the General Partner, or (c) if the shares of Common Stock are not listed or admitted to trading on any securities exchange or the NASDAQ-National Market System and no such last reported sale price or closing bid and asked prices are available, the average of the reported high bid and low asked prices on such day, as reported by a reliable quotation source designated by the General

Partner, or if there shall be no bid and asked prices on such day, the average of the high bid and low asked prices, as so reported, on the most recent day (not more than 30 days prior to the date in question) for which prices have been so reported; provided, that if there are no bid and asked prices reported during the 30 days prior to the date in question, the Value of the shares of Common Stock shall be determined by the board of directors of the sole stockholder of the General Partner acting in good faith on the basis of such quotations and other information as it considers, in its reasonable judgment, appropriate.

                                   ARTICLE II
                             ORGANIZATIONAL MATTERS

     Section 2.1  Continuation; Application of Act.
                  --------------------------------

          (a) Continuation of Partnership. The General Partner and the Limited Partners do hereby continue the Partnership as a limited partnership according to all of the terms and provisions of this Agreement and otherwise in accordance with the Act. The General Partner is the sole general partner and the Limited Partners are the sole limited partners of the Partnership. All Partnership profits, losses and distributive shares of tax items accruing prior to the effectiveness of this Agreement shall be allocated in accordance with, and the respective rights and obligations of partners with respect to the period prior to the effectiveness of this Agreement shall be governed by, the Original Agreement. The Formation General Partners hereby withdraw from the Partnership. The Formation Limited Partner hereby withdraws from the Partnership in exchange for a return of his original capital contribution.

          (b) Application of Act. The Partnership is a limited partnership subject to the provisions of the Act and the terms and conditions set forth in this Agreement. Except as expressly provided herein to the contrary, the rights and obligations of the Partners and the administration and termination of the Partnership shall be governed by the Act. No Partner has any interest in any Partnership property, and the Partnership Interest of each Partner shall be personal property for all purposes.

     Section 2.2 Name. The name of the Partnership is Hub City Canada, L.P. The Partnership's business may be conducted under any other name or names deemed advisable by the General Partner, including the name of the General Partner or any Affiliate thereof. The words "Limited Partnership," "L.P.," "Ltd." or similar words or letters shall be included in the Partnership's name where necessary for the purposes of complying with the laws of any jurisdiction that so requires. The General Partner in its sole and absolute discretion may change the name of the Partnership at any time and from time to time and shall notify the Limited Partners of such change in the next regular communication to the Limited Partners.

     Section 2.3 Registered Office and Agent; Principal Office. The address of the registered office of the Partnership in the State of Delaware is located at 1209 Orange Street, Wilmington, County of New Castle, and the registered agent for service of process on the Partnership in the State of Delaware at such registered office is The Corporation Trust Company. The principal office of the Partnership is located at Hub Group, Inc., 377 East Butterfield Road, Suite 700, Lombard, Illinois 60148, or such other place as the General Partner may from time to time designate by notice to the Limited Partners. The Partnership may maintain offices at such other place or places within or outside the State of Illinois as the General Partner deems advisable.

     Section 2.4 Term. The term of the Partnership shall commence on the date hereof, and shall continue until December 31, 2096, unless it is dissolved sooner pursuant to the provisions of Article XIII or as otherwise provided by law.

                                  ARTICLE III
                                    PURPOSE

     Section 3.1 Purpose and Business. The purpose and nature of the business to be conducted by the Partnership is (a) to conduct any business that may be lawfully conducted by a limited partnership organized pursuant to the Act, (b) to enter into any partnership, joint venture or other similar arrangement to engage in any of the foregoing or the ownership of interests in any entity engaged in any of the foregoing and (c) to do anything necessary or incidental to the foregoing.

     Section 3.2 Powers. The Partnership is empowered to do any and all acts and things necessary, appropriate, proper, advisable, incidental to or convenient for the furtherance and accomplishment of the purposes and business described herein and for the protection and benefit of the Partnership; provided that the Partnership shall not take, or refrain from taking, any action which, in the judgment of the General Partner, in its sole and absolute discretion, could violate any law or regulation of any governmental body or agency having jurisdiction over the General Partner or its securities, unless such action (or inaction) shall have been specifically consented to by the General Partner in writing.

                                  ARTICLE IV
                 CAPITAL CONTRIBUTIONS; ISSUANCE OF INTERESTS;
                               CAPITAL ACCOUNTS

     Section 4.1  Capital Contributions of the Partners.
                  -------------------------------------

          (a) Initial Capital Contributions. The General Partner shall succeed to the capital contribution of the Formation General Partners. At the time of the execution of this Agreement, the Partners shall make, shall have made or shall be deemed to have made the Capital Contributions set forth in Exhibit A to this Agreement. The Partners shall have a Percentage Interest in the Partnership as set forth in Exhibit A.

          (b) Additional Capital Contributions. No Partner shall be assessed or, except as provided for in Section 13.4(b) below, and except for any such amounts which a Limited Partner may be obligated to repay under Section 10.5, be required to contribute additional funds or other property to the Partnership. Any additional funds or other property required by the Partnership, as determined by the General Partner in its sole discretion, may, at the option of the General Partner and without an obligation to do so (except as provided for in Section 13.4(b) below), be loaned by the General Partner to the Partnership on such terms as the General Partner deems appropriate.

          (c) Return of Capital Contributions. Except as otherwise expressly provided herein, the Capital Contribution of a Limited Partner will be returned to that Partner only in the manner and to the extent provided in
     Article V and Article XIII hereof, and no Partner may withdraw from the Partnership or otherwise have any right to demand or receive the return of its Capital Contribution to the Partnership (as such), except as specifically provided herein. Under circumstances requiring a return of any Capital Contribution, no Partner shall have the right to receive property other than cash, except as specifically provided herein. No Partner shall be entitled to interest on any Capital Contribution or Capital Account notwithstanding any disproportion therein as between the Partners. Except as specifically provided herein, the General Partner shall not be liable for the return of any portion of the Capital Contribution of the Limited Partners, and the return of such Capital Contributions shall be made solely from Partnership assets.

          (d) Liability of Limited Partners. The Limited Partners shall have no further personal liability to contribute money to, or in respect of, the liabilities or the obligations of the Partnership, nor shall the Limited Partners be personally liable for any obligations of the Partnership, except as otherwise provided in this Article IV or in the Act. The Limited Partners shall not be required to make any contributions to the capital of the Partnership other than their initial Capital Contribution.

     Section 4.2  Capital Accounts of the Partners.
                  --------------------------------

          (a) General. The Partnership shall maintain for each Partner a separate Capital Account in accordance with the rules of Regulations
     Section 1.704-1(b)(2)(iv). Such Capital Account shall be increased by (a) the amount of all Capital Contributions made by such Partner to the Partnership pursuant to this Agreement and (b) all items of Partnership income and gain (including income and gain exempt from tax) computed in accordance with Section 4.2(b) hereof and allocated to such Partner pursuant to Sections 6.1 and 6.2 of this Agreement, and decreased by (i) the amount of cash or Agreed Value of all actual and deemed distributions of cash or property made to such Partner pursuant to this Agreement and
     (ii) all items of Partnership deduction and loss computed in accordance with Section 4.2(b) hereof and allocated to such Partner pursuant to Sections 6.1 and 6.2 of this Agreement.

          (b) Income, Gains, Deductions and Losses. For purposes of computing the amount of any item of income, gain, loss or deduction to be reflected in the Partners' Capital Accounts, unless otherwise specified in this Agreement, the determination, recognition and classification of any such item shall be the same as its determination, recognition and classification for Federal income tax purposes determined in accordance with Section 703(a) of the Code (for this purpose all items of income, gain, loss or deduction required to be stated separately pursuant to Section 703(a)(1) of the Code shall be included in taxable income or loss), with the following adjustments:

               (1) Except as otherwise provided in Regulations Section 1.704-1(b)(2)(iv)(m), the computation of all items of income, gain, loss and deduction shall be made without regard to any election under Section 754 of the Code which may be made by the Partnership; provided that the amounts of any adjustments to the adjusted bases of the assets of the Partnership made pursuant to Section 734 of the Code as a result of the distribution of property by the Partnership to a Partner (to the extent that such adjustments have not previously been reflected in the Partners' Capital Accounts) shall be reflected in the Capital Accounts of the Partners in the manner and subject to the limitations prescribed in Regulations Section 1.704-1(b)(2)(iv)(m).

               (2) The computation of all items of income, gain, loss and deduction shall be made without regard to the fact that items described in Sections 705(a)(1)(B) or 705(a)(2)(B) of the Code are not includable in gross income or are neither currently deductible nor capitalized for Federal income tax purposes.

               (3) Any income, gain or loss attributable to the taxable disposition of any Partnership property shall be determined as if the adjusted basis of such property as of such date of disposition were equal in amount to the Partnership's Carrying Value with respect to such property as of such date.

               (4) In lieu of the depreciation, amortization, and other cash recovery deductions taken into account in computing such taxable income or loss, there shall be taken into account Depreciation for such fiscal year.

               (5) In the event the Carrying Value of any Partnership Asset is adjusted pursuant to Section 4.2(d) hereof, the amount of any such adjustment shall be taken into account as gain or loss from the disposition of such asset.

               (6) Any items specially allocated under Section 6.3 hereof shall not be taken into account.

          (c) Transfers of Partnership Interests. A transferee of Partnership Interests shall succeed to a pro rata portion of the Capital Account of the transferor; provided, however, that, if the transfer causes a termination of the Partnership under
Section 708(b)(1)(B) of the Code, the Partnership's properties shall be deemed to have been distributed in liquidation of the Partnership to the Partners (including the transferee of Partnership Interests) and recontributed by such Partners in reconstitution of the Partnership. In such event, the Carrying Values of the Partnership properties shall be adjusted immediately prior to such deemed distribution pursuant to Section 4.2(d)(2) hereof. The Capital Accounts of such reconstituted Partnership shall be maintained in accordance with the principles of this Section 4.2.

          (d)  Unrealized Gains and Losses.
               ---------------------------

               (1) Consistent with the provisions of Regulations Section 1.704-1(b)(2)(iv)(f), and as provided in Section 4.2(d)(2), the Carrying Values of all Partnership assets shall be adjusted upward or downward to reflect any Unrealized Gain or Unrealized Loss attributable to such Partnership property, as of the times of the adjustments provided in
          Section 4.2(d)(2) hereof, as if such Unrealized Gain or Unrealized Loss had been recognized on an actual sale of each such property and allocated pursuant to Section 6.1 of the Agreement.

               (2) Such adjustments shall be made as of the following times: (i) immediately prior to the acquisition of an additional interest in the Partnership by any new or existing Partner in exchange for more than a de minimis Capital Contribution; (ii) immediately prior to the distribution by the Partnership to a Partner of more than a de minimis amount of Property as consideration for an interest in the Partnership; and (iii) immediately prior to the liquidation of the Partnership or the General Partner's interest in the Partnership within the meaning of Regulations Section 1.704-l(b)(2)(ii)(g); provided, however, that adjustments pursuant to clauses (a) and (b) above shall be made only if the General Partner reasonably determines that such adjustments are necessary or appropriate to reflect the relative economic interests of the Partners in the Partnership.

               (3) In accordance with Regulations Section 1.704-1(b)(2)(iv)(e) the Carrying Values of Partnership assets distributed in kind shall be adjusted upward or downward to reflect any Unrealized Gain or Unrealized Loss attributable to such Partnership property, as of the time any such asset is distributed.

               (4) In determining such Unrealized Gain or Unrealized Loss the aggregate cash amount and fair market value of all Partnership assets (including cash or cash equivalents) shall be determined by the General Partner using such reasonable method of valuation as it may adopt, or in the case of a liquidating distribution pursuant to
          Article XIII of this Agreement, be determined and allocated by the Liquidator using such reasonable methods of valuation as it may adopt. The General Partner, or the Liquidator, as the case may be, shall allocate such aggregate value among the assets of the Partnership (in such manner as it determines in its sole and absolute discretion to arrive at a fair market value for individual properties).

          (e) Modification by General Partner. The provisions of this Agreement relating to the maintenance of Capital Accounts are intended to comply with Regulations Section 1.704-1(b), and shall be interpreted and applied in a manner consistent with such Regulations. In the event the General Partner shall determine that it is prudent to modify the manner in which the Capital Accounts, or any debits or credits thereto (including, without limitation, debits or credits relating to liabilities which are secured by contributed or distributed property or which are assumed by the Partnership, the General Partner or any Limited Partner) are computed in order to comply with such Regulations, the General Partner may make such modification; provided that it will not have a material effect on the amounts distributable to any Person pursuant to Article XIII of this Agreement upon the liquidation of the Partnership. The General Partner also shall (a) make any adjustments that are necessary or appropriate to maintain equality between the Capital Accounts of the Partners and the amount of Partnership capital reflected on the Partnership's balance sheet, as computed for book purposes, in accordance with Regulations Section 1.704-1(b)(2)(iv)(q), and (b) make any appropriate modifications in the event unanticipated events might otherwise cause this Agreement not to comply with Regulations Section 1.704-1(b).


                                   ARTICLE V
                                 DISTRIBUTIONS

     Section 5.1 Requirement and Characterization of Distributions. The General Partner shall distribute within 90 days after the end of each calendar quarter an amount equal to 100% of Available Cash during such quarter to the Partners in proportion to their respective Sharing Percentages.

     Section 5.2 Amounts Withheld. All amounts withheld pursuant to the Code or any provisions of any state or local tax law and Section 10.5 hereof with respect to any allocation, payment or distribution to any Partners shall be treated as amounts distributed to such Partners pursuant to Section 5.1 for all purposes under this Agreement.

     Section 5.3 Distributions Upon Liquidation. Proceeds from any sale or other disposition of all or substantially all of the assets of the Partnership or a related series of transactions that, taken together, results in the sale or other disposition of all or substantially all of the assets of the Partnership shall be distributed to the Partners in accordance with Section 13.3.

                                  ARTICLE VI
                                  ALLOCATIONS

     Section 6.1 Allocations For Capital Account Purposes. For purposes of maintaining the Capital Accounts and in determining the rights of the Partners among themselves, the Partnership's items of income, gain, loss and deduction (computed in accordance with Section 4.2 hereof) shall be allocated among the Partners for each taxable year (or portion thereof) as provided herein below.

          (a) Net Income. After giving effect to the special allocations set forth in Section 6.2 below, Net Income shall be allocated (i) first, to the General Partner to the extent that, on a cumulative basis, Net Losses previously allocated to the General Partner pursuant to the last sentence of Section 6.1(b) exceed Net Income previously allocated to the General Partner pursuant to this clause (a) of Section 6.1(a), and (ii) thereafter, Net Income shall be allocated in proportion to the respective Sharing Percentages of the Partners.

          (b) Net Losses. After giving effect to the special allocations set forth in Section 6.2 below, Net Losses shall be allocated in proportion to the respective Percentage Interests of the Partners; provided that Net Losses shall not be allocated to the Limited Partners pursuant to this
     Section 6.1(b) to the extent that such allocation would cause the Limited Partners to have an Adjusted Capital Account Deficit at the end of such taxable year (or increase any existing Adjusted Capital Account Deficit). All Net Losses in excess of the limitations set forth in the preceding sentence of this Section 6.1(b) shall be allocated to the General Partner.

          (c) Nonrecourse Liabilities. For purposes of Regulations Section 1.752-3(a), the Partners agree that Nonrecourse Liabilities of the Partnership in excess of the sum of (i) the amount of Partnership Minimum Gain and (ii) the total amount of Nonrecourse Built-in Gain shall be allocated among the Partners in proportion to their respective Percentage Interests.

          (d) Gains. Any gain allocated to the Partners upon the sale or other taxable disposition of any Partnership asset shall to the extent possible, after taking into account other required allocations of gain pursuant to
     Section 6.2 below, be characterized as Recapture Income in the same proportions and to the same extent as such Partners have been allocated any deductions directly or indirectly giving rise to the treatment of such gains as Recapture Income.

     Section 6.2 Special Allocation Rules. Notwithstanding any other provision of this Agreement, the following special allocations shall be made in the following order:

          (a) Minimum Gain Chargeback. Notwithstanding any other provisions of
     Article VI, if there is a net decrease in Partnership Minimum Gain during any Partnership Year, each Partner shall be specially allocated items of Partnership income and gain for such year (and, if necessary, subsequent years) in an amount equal to such Partner's share of the net decrease in Partnership Minimum Gain, as determined under Regulations Section 1.704-2(g). Allocations pursuant to the previous sentence shall be made in proportion to the respective amounts required to be allocated to each Partner pursuant thereto. The items to be so allocated shall be determined in accordance with Regulations Section 1.704-2(f)(6). This Section 6.2(a) is intended to comply with the minimum gain chargeback requirements in Regulations Section 1.704-2(f) and for purposes of this Section 6.2(a) only, each Partner's Adjusted Capital Account Deficit shall be determined prior to any other allocations pursuant to Section 6.1 of this Agreement with respect to such fiscal year and without regard to any decrease in Partner Minimum Gain during such fiscal year.

          (b) Partner Minimum Gain Chargeback. Notwithstanding any other provision of Article VI (except Section 6.2(a) hereof), if there is a net decrease in Partner Minimum Gain attributable to a Partner Nonrecourse Debt during any Partnership fiscal year, each Partner who has a share of the Partner Minimum Gain attributable to such Partner Nonrecourse Debt, determined in accordance with Regulations Section 1.704-2(i)(5), shall be specially allocated items of Partnership income and gain for such year (and, if necessary, subsequent years) in an amount equal to such Partner's share of the net decrease in Partner Minimum Gain attributable to such Partner Nonrecourse Debt, determined in accordance with Regulations Section 1.704-2(i)(5). Allocations pursuant to the previous sentence shall be made in proportion to the respective amounts required to be allocated to each Partner pursuant thereto. The items to be so allocated shall be determined in accordance with Regulations Section 1.704-2(i)(4). This Section 6.2(b) is intended to comply with the minimum gain chargeback requirement in such Section of the Regulations and shall be interpreted consistently therewith. Solely for purposes of this Section 6.2(b), each Partner's Adjusted Capital Account Deficit shall be determined prior to any other allocations pursuant to Article VI of this Agreement with respect to such fiscal year, other than allocations pursuant to Section 6.2(a) hereof.

          (c) Qualified Income Offset. In the event any Partner unexpectedly receives any adjustments, allocations or distributions described in Regulations Sections 1.704-1(b)(2)(ii)(d)(4), 1.704-1(b)(2)(ii)(d)(5), or
     1.704-1(b)(2)(ii)(d)(6), and after giving effect to the allocations required under Sections 6.2(a) and 6.2(b) hereof, such Partner has an Adjusted Capital Account Deficit, items of Partnership income and gain shall be specially allocated to such Partner in an amount and manner sufficient to eliminate, to the extent required by the Regulations, its Adjusted Capital Account Deficit created by such adjustments, allocations or distributions as quickly as possible.

          (d) Nonrecourse Deductions. Nonrecourse Deductions for any taxable period shall be allocated in proportion to the respective Percentage Interests of the Partners. If the General Partner determines in its good faith discretion that the Partnership's Nonrecourse Deductions must be allocated in a different ratio to satisfy the safe harbor requirements of the Regulations promulgated under Section 704(b) of the Code, the General Partner is authorized, upon notice to the Limited Partners, to revise the prescribed ratio to the numerically closest ratio which does satisfy such requirements.

          (e) Partner Nonrecourse Deductions. Any Partner Nonrecourse Deductions for any fiscal year shall be specially allocated to the Partner who bears the economic risk of loss with respect to the Partner Nonrecourse Debt to which such Partner Nonrecourse Deductions are attributable in accordance with Regulations Section 1.704-2(i)(2).

          (f) Code Section 754 Adjustments. To the extent an adjustment to the adjusted tax basis of any Partnership asset pursuant to Section 734(b) or 743(b) of the Code is required, pursuant to Regulations Section 1.704-1(b)(2)(iv)(m), to be taken into account in determining Capital Accounts, the amount of such adjustment to the Capital Accounts shall be treated as an item of gain (if the adjustment increases the basis of the asset) or loss (if the adjustment decreases such basis), and such item of gain or loss shall be specially allocated to the Partners in a manner consistent with the manner in which their Capital Accounts are required to be adjusted pursuant to such Section of the Regulations.

     Section 6.3  Allocations for Tax Purposes.
                  ----------------------------

          (a) General. Except as otherwise provided in this Section 6.3, for Federal income tax purposes, each item of income, gain, loss and deduction shall be allocated among the Partners in the same manner as its correlative item of "book" income, gain, loss or deduction is allocated pursuant to Sections 6.1 and 6.2 of this Agreement.

          (b) To Eliminate Book-Tax Disparities. In an attempt to eliminate Book-Tax Disparities attributable to a Contributed Property or Adjusted Property, items of income, gain, loss, and deduction shall be allocated for Federal income tax purposes among the Partners as follows:

               (1) (i) In the case of a Contributed Property, such items attributable thereto shall be allocated among the Partners consistent with the principles of Section 704(c) of the Code that takes into account the variation between the 704(c) Value of such property and its adjusted basis at the time of contribution, and (ii) any item of Residual Gain or Residual Loss attributable to a Contributed Property shall be allocated among the Partners in the same manner as its correlative item of "book" gain or loss is allocated pursuant to Sections 6.1 and 6.2 of this Agreement.

               (2) (i) In the case of an Adjusted Property, such items shall (A) first, be allocated among the Partners in a manner consistent with the principles of

          Section 704(c) of the Code to take into account the Unrealized Gain or Unrealized Loss attributable to such property and the allocations thereof pursuant to Section 4.2 and (B) second, in the event such property was originally a Contributed Property, be allocated among the Partners in a manner consistent with Section 6.3(b)(1)(i), and (ii) any item of Residual Gain or Residual Loss attributable to an Adjusted Property shall be allocated among the Partners in the same manner as its correlative item of "book" gain or loss is allocated pursuant to Sections 6.1 and 6.2 of this Agreement.

               (3) All other items of income, gain, loss and deduction shall be allocated among the Partners in the same manner as their correlative item of "book" gain or loss is allocated pursuant to Sections 6.1 and
          6.2 of this Agreement.

          (c) Power of General Partner to Elect Method. To the extent Treasury Regulations promulgated pursuant to Section 704(c) of the Code permit a partnership to utilize alternative methods to eliminate the disparities between the agreed value of property and its adjusted basis, the General Partner shall have the authority to elect the method to be used by the Partnership and such election shall be binding on all Partners.

                                  ARTICLE VII
                     MANAGEMENT AND OPERATIONS OF BUSINESS

     Section 7.1  Management.
                  ----------

          (a) Powers of General Partner. Except as otherwise expressly provided in this Agreement, all management powers over the business and affairs of the Partnership are exclusively vested in the General Partner, and the Limited Partners shall have no right to participate in or exercise control or management power over the business and affairs of the Partnership. Notwithstanding anything to the contrary in this Agreement, the General Partner may not be removed by the Limited Partners with or without cause. In addition to the powers now or hereafter granted a general partner of a limited partnership under applicable law or which are granted to the General Partner under any other provision of this Agreement, the General Partner, subject to Section 7.3 hereof, shall have full power and authority to do all things deemed necessary or desirable by it to conduct the business of the Partnership, to exercise all powers set forth in Section
     3.2 hereof and to effectuate the purposes set forth in Section 3.1 hereof, including, without limitation:

               (1) the making of any expenditures, the lending or borrowing of money, the assumption or guarantee of, or other contracting for, indebtedness and other liabilities, the issuance of evidences of indebtedness (including the securing of same by mortgage, deed of trust or other lien or encumbrance on the Partnership's assets) and the incurring of any obligations it deems necessary for the conduct of the activities of the Partnership;

               (2) the making of tax, regulatory and other filings, or rendering of periodic or other reports to governmental or other agencies having jurisdiction over the business or assets of the Partnership;

               (3) the acquisition, disposition, sale, conveyance, mortgage, pledge, encumbrance, hypothecation, contribution or exchange of any assets of the Partnership or the merger or other combination of the Partnership with or into another entity on such terms as the General Partner deems proper;

               (4) the use of the assets of the Partnership (including, without limitation, cash on hand) for any purpose consistent with the terms of this Agreement and on any terms it sees fit, including, without limitation, the financing of the conduct of the operations of the General Partner, the Partnership or any of the Partnership's Subsidiaries, the lending of funds to other Persons (including the Partnership's Subsidiaries) and the repayment of obligations of the Partnership and its Subsidiaries and any other Person in which it has an equity investment and the making of capital contributions to its Subsidiaries, the holding of any real, personal and mixed property of the Partnership in the name of the Partnership or in the name of a nominee or trustee (subject to Section 7.10), the creation, by grant or otherwise, of easements or servitudes, and the performance of any and all acts necessary or appropriate to the operation of the Partnership assets including, but not limited to, applications for rezoning, objections to rezoning, constructing, altering, improving, repairing, renovating, rehabilitating, razing, demolishing or condemning any improvements or property of the Partnership;

               (5) the negotiation, execution, and performance of any contracts, conveyances or other instruments (including with Affiliates of the Partnership to the extent provided in Section 7.6) that the General Partner considers useful or necessary to the conduct of the Partnership's operations or the implementation of the General Partner's powers under this Agreement;

               (6) the opening and closing of bank accounts, the investment of Partnership funds in securities, certificates of deposit and other instruments, and the distribution of Partnership cash or other Partnership assets in accordance with this Agreement;

               (7) the selection and dismissal of employees of the Partnership or the General Partner (including, without limitation, employees having titles such as "president," "vice president," "secretary" and "treasurer"), and the engagement and dismissal of agents, outside attorneys, accountants, engineers, appraisers, consultants, contractors and other professionals on behalf of the General Partner or the Partnership and the determination of their compensation and other terms of employment or hiring;

               (8) the maintenance of such insurance for the benefit of the Partnership and the Partners as it deems necessary or appropriate;

               (9) the formation of, or acquisition of an interest in, and the contribution of property to, any further limited or general partnerships, joint ventures or other relationships that it deems desirable (including, without limitation, the acquisition of interests in, and the contribution of property to, its Subsidiaries and any other Person in which it has an equity investment from time to time);

               (10) the control of any matters affecting the rights and obligations of the Partnership, including the conduct of litigation and the incurring of legal expense and the settlement of claims and litigation, and the indemnification of any Person against liabilities and contingencies to the extent permitted by law;

               (11) the undertaking of any action in connection with the Partnership's direct or indirect investment in its Subsidiaries or any other Person (including, without limitation, the contribution or loan of funds by the Partnership to such Persons);

               (12) the determination of the fair market value of any Partnership property distributed in kind using such reasonable method of valuation as it may adopt; and

               (13) the execution, acknowledgement and delivery of any and all documents and instruments to effectuate any or all of the foregoing.

          (b) No Approval Required for Above Powers. The Limited Partners agree that the General Partner is authorized to execute, deliver and perform the above-mentioned agreements and transactions on behalf of the Partnership without any further act, approval or vote of the Partners, notwithstanding any other provision of this Agreement, the Act or any applicable law, rule or regulation. The execution, delivery or performance by the General Partner or the Partnership of any agreement authorized or permitted under this Agreement shall not constitute a breach by the General Partner of any duty that the General Partner may owe the Partnership or the Limited Partners or any other Persons under this Agreement or of any duty stated or implied by law or equity.

          (c) Insurance. At all times from and after the date hereof, the General Partner may cause the Partnership to obtain and maintain casualty, liability and other insurance on the properties of the Partnership and liability insurance for the Indemnitees hereunder.

          (d) Working Capital Reserves. At all times from and after the date hereof, the General Partner may cause the Partnership to establish and maintain working capital reserves for the Partnership in such amounts as the General Partner, in its sole and absolute discretion, deems appropriate and reasonable from time to time.

          (e) No Obligation to Consider Tax Consequences to Limited Partners. In exercising its authority under this Agreement, the General Partner may, but shall be under no obligation to, take into account the tax consequences to any Partner of any action taken by it. The General Partner and the Partnership shall not have liability to the Limited Partners under any circumstances as a result of an income tax liability incurred by the Limited Partners as a result of an action (or inaction) by the General Partner pursuant to its authority under this Agreement.

     Section 7.2 Certificate of Limited Partnership. To the extent that such action is determined by the General Partner to be reasonable and necessary or appropriate, the General Partner shall file amendments to and restatements of the Certificate and do all the things to maintain the Partnership as a limited partnership (or a partnership in which the limited partners have limited liability) under the laws of the State of Delaware and each other jurisdiction in which the Partnership may elect to do business or own property. Subject to the terms of Section 8.5(a)(4) hereof, the General Partner shall not be required, before or after filing, to deliver or mail a copy of the Certificate, as it may be amended or restated from time to time, to the Limited Partners. The General Partner shall use all reasonable efforts to cause to be filed such other certificates or documents as may be reasonable and necessary or appropriate for the formation, continuation, qualification and operation of a limited partnership (or a partnership in which the Limited Partners have limited liability) in the State of Delaware and any other jurisdiction in which the Partnership may elect to do business or own property. Section

     7.3 Restrictions on General Partner's Authority. The General Partner may not, without the written consent of the Limited Partners, take any action in contravention of this Agreement, including, without limitation:

          (a) take any action that would make it impossible to carry on the ordinary business of the Partnership, except as otherwise provided in this Agreement;

          (b) possess Partnership property, or assign any rights in specific Partnership property, for other than a Partnership purpose except as otherwise provided in this Agreement;

          (c) admit a Person as a Partner, except as otherwise provided in this Agreement; or

          (d) perform any act that would subject the Limited Partners to liability as a general partner in any jurisdiction or any other liability except as provided herein or under the Act.

     Section 7.4  Responsibility for Expenses.

          (a) No Compensation. Except as provided in this Section 7.4 and elsewhere in this Agreement (including the provisions of Articles V and VI regarding distributions, payments and allocations to which it may be entitled), the General Partner shall not be compensated for its services as general partner of the Partnership.

          (b) Responsibility for Ownership and Operation Expenses. The Partnership shall be responsible for and shall pay all expenses relating to the Partnership's ownership of its assets, and the operation of, or for the benefit of, the Partnership, and the General Partner shall be reimbursed on a monthly basis, or such other basis as the General Partner may determine in its sole and absolute discretion, for all expenses it incurs relating to the Partnership's ownership of its assets and the operation of, or for the benefit of, the Partnership; provided that the amount of any such reimbursement shall be reduced by any interest earned by the General Partner with respect to bank accounts or other instruments held by it as permitted in Section 7.5(a). Such reimbursements shall be in addition to any reimbursement to the General Partner as a result of indemnification pursuant to Section 7.7 hereof.

     Section 7.5  Outside Activities of the General Partner.

          (a) The General Partner shall not be required to act hereunder as its sole and exclusive business activity, and the General Partner may have other business interests and engage in other activities in addition to those relating to the Partnership, including businesses and activities which are or may be competitive with the Partnership. Neither the Partnership nor the Limited Partners shall have any right by virtue of this Agreement or the partnership relationship created hereby in or to any such other ventures or activities or to the income or proceeds derived therefrom, and the pursuit of such ventures, even if competitive with the business of the Partnership, shall not be deemed wrongful or improper. The General Partner and any of its Affiliates, shall not be obligated to present any particular investment or business opportunity to the Partnership even if such opportunity is of a character which, if presented to the Partnership, could be taken by the Partnership, and the General Partner and each of its Affiliates shall have the right to take for his or its own account or for any other Person, or to recommend to others, any such particular investment or business opportunity.

          (b) The General Partner may, on behalf of the Partnership, employ or otherwise acquire services or financing from any Partner or any entity in which any Partner has an interest (fiduciary or otherwise) and pay from the Partnership assets reasonable compensation therefor or interest thereon and may acquire from or sell to any Partner or any entity in which any Partner has an interest (fiduciary or otherwise) real or personal property or interests therein and may acquire or sell real or personal property or interests therein in connection with the acquisition or sale of which any Partner or any entity in which any Partner has an interest (fiduciary or otherwise) earns a commission or fee.

          (c) The General Partner may commingle Partnership funds with funds of its own or those of any other entity (either by joint venture or otherwise) for Partnership purposes; provided that in connection with such funds the General Partner shall keep adequate records to reflect the Partnership's proportional interest therein.

     Section 7.6  Contracts with Affiliates.

          (a) Loans. The Partnership may lend or contribute to its Subsidiaries or other Persons in which it has an equity investment, and such Persons may borrow funds from the Partnership, on terms and conditions established in the sole and absolute discretion of the General Partner. The foregoing authority shall not create any right or benefit in favor of any Subsidiary or any other Person.

          (b) Transfers of Assets. Except as provided in Section 7.5, the Partnership may transfer assets to joint ventures, other partnerships, corporations or other business entities in which it is or thereby becomes a participant upon such terms and subject to such conditions consistent with this Agreement and applicable law.

          (c) Contracts With General Partner. Except as expressly permitted by this Agreement, neither the General Partner nor any of its Affiliates shall sell, transfer or convey any property to, or purchase any property from, the Partnership, directly or indirectly, except pursuant to transactions that are on terms that are fair and reasonable and no less favorable to the Partnership than would be obtained from an unaffiliated third party in connection therewith.

          (d) Employee Benefit Plans. The General Partner, in its sole and absolute discretion and without the approval of the Limited Partners, may propose and adopt on behalf of the Partnership employee benefit plans funded by the Partnership for the benefit of employees of the General Partner, the Partnership, Subsidiaries of the Partnership or any Affiliate of any of them in respect of services performed, directly or indirectly, for the benefit of the Partnership, the General Partner, or any of the Partnership's Subsidiaries.

     Section 7.7  Indemnification.

          (a) General. The Partnership shall indemnify an Indemnitee from and against any and all losses, claims, damages, liabilities, joint or several, expenses (including legal fees and expenses), judgments, fines, settlements, and other amounts arising from any and all claims, demands, actions, suits or proceedings, civil, criminal, administrative or investigative, that relate to the operations of the Partnership as set forth in this Agreement in which any Indemnitee may be involved, or is threatened to be involved, as a party or otherwise, unless it is established that: (i) the act or omission of the Indemnitee was material to the matter giving rise to the proceeding and either was committed in bad faith or was the result of active and deliberate dishonesty; (ii) the Indemnitee actually received an improper personal benefit in money, property or services; or (iii) in the case of any criminal proceeding, the Indemnitee had reasonable cause to believe that the act or omission was unlawful. The termination of any proceeding by judgment, order or settlement does not create a presumption that the Indemnitee did not meet the requisite standard of conduct set forth in this Section 7.7(a). The termination of any proceeding by conviction or upon a plea of nolo contendere or its equivalent, or an entry of an order of probation prior to judgment, creates a rebuttable presumption that the Indemnitee acted in a manner contrary to that specified in this Section 7.7(a). Any indemnification pursuant to this Section 7.7 shall be made only out of the assets of the Partnership.

          (b) In Advance of Final Disposition. Reasonable expenses incurred by an Indemnitee who is a party to a proceeding may be paid or reimbursed by the Partnership in advance of the final disposition of the proceeding upon receipt by the Partnership of (a) a written affirmation by the Indemnitee of the Indemnitee's good faith belief that the standard of conduct necessary for indemnification by the Partnership as authorized in this
     Section 7.7 has been met, and (b) a written undertaking by or on behalf of the Indemnitee to repay the amount if it shall ultimately be determined that the standard of conduct has not been met.

          (c)  Other Than by This Section. The indemnification provided by this
     Section 7.7 shall be in addition to any other rights to which an Indemnitee or any other Person may be entitled under any agreement, pursuant to any vote of the Partners, as a matter of law or otherwise, and shall continue as to an Indemnitee who has ceased to serve in such capacity.

          (d) Insurance. The Partnership may purchase and maintain insurance, on behalf of the Indemnitees and such other Persons as the General Partner shall determine, against any liability that may be asserted against or expenses that may be incurred by such Person in connection with the Partnership's activities, regardless of whether the Partnership would have the power to indemnify such Person against such liability under the provisions of this Agreement.

          (e) Employee Benefit Plans. For purposes of this Section 7.7, the Partnership shall be deemed to have requested an Indemnitee to serve as fiduciary of an employee benefit plan whenever the performance by it of its duties to the Partnership also imposes duties on, or otherwise involves services by, it to the plan or participants or beneficiaries of the plan; excise taxes assessed on an Indemnitee with respect to an employee benefit plan pursuant to applicable law shall constitute fines within the meaning of Section 7.7(a); and actions taken or omitted by the Indemnitee with respect to an employee benefit plan in the performance of its duties for a purpose reasonably believed by it to be in the interest of the participants and beneficiaries of the plan shall be deemed to be for a purpose which is not opposed to the best interests of the Partnership.

          (f) No Personal Liability for Limited Partners. In no event may an Indemnitee subject the Limited Partners to personal liability by reason of the indemnification provisions set forth in this Agreement.

          (g) Interested Transactions. An Indemnitee shall not be denied indemnification in whole or in part under this Section 7.7 because the Indemnitee had an interest in the transaction with respect to which the indemnification applies if the transaction was otherwise permitted by the terms of this Agreement.

          (h) Binding Effect. The provisions of this Section 7.7 are for the benefit of the Indemnitees, their heirs, successors, assigns and administrators and shall not be deemed to create any rights for the benefit of any other Persons.

     Section 7.8  Liability of the General Partner.

          (a) General. Notwithstanding anything to the contrary set forth in this Agreement, the General Partner shall not be liable for monetary damages to the Partnership or any Partners for losses sustained or liabilities incurred as a result of errors in judgment or of any act or omission, unless (i) the General Partner actually received an improper benefit in money, property or services (in which case, such liability shall be for the amount of the benefit in money, property or services actually received), or (ii) the General Partner's action or failure to act was the result of active and deliberate dishonesty and was material to the cause of action being adjudicated.

          (b) No Obligation to Consider Interests of Limited Partners. The Limited Partners expressly acknowledge that the General Partner is acting on behalf of the Partnership and the sole stockholder of the General Partner collectively, that the General Partner is under no obligation to consider the separate interests of the Limited Partners (including, without limitation, the tax consequences to the Limited Partners) in deciding whether to cause the Partnership to take (or decline to take) any actions which the General Partner has undertaken in good faith on behalf of the Partnership, and that the General Partner shall not be liable for monetary damages for losses sustained, liabilities incurred, or benefits not derived by the Limited Partners in connection with such decisions, unless (i) the General Partner actually received an improper benefit in money, property or services (in which case, such liability shall be for the amount of the benefit in money, property or services actually received), or (ii) the General Partner's action or failure to act was the result of active and deliberate dishonesty and was material to the cause of action being adjudicated.

          (c) Acts of Agents. Subject to its obligations and duties as General Partner set forth in Section 7.1(a) hereof, the General Partner may exercise any of the powers granted to it by this Agreement and perform any of the duties imposed upon it hereunder either directly or by or through its agents. The General Partner shall not be responsible for any misconduct or negligence on the part of any such agent appointed by it in good faith.

          (d) Effect of Amendment. Any amendment, modification or repeal of his
     Section 7.8 or any provision hereof shall be prospective only and shall not in any way affect the limitations on the General Partner's liability to the Partnership and the Limited Partners under this Section 7.8 as in effect immediately prior to such amendment, modification or repeal with respect to claims arising from or relating to matters occurring, in whole or in part, prior to such amendment, modification or repeal, regardless of when such claims may arise or be asserted.

     Section 7.9  Other Matters Concerning the General Partner.
                   -------------------------------------------

          (a) Reliance on Documents. The General Partner may rely and shall be protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, bond, debenture, or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties.

          (b) Reliance on Consultants and Advisors. The General Partner may consult with legal counsel, accountants, appraisers, management consultants, investment bankers and other consultants and advisors selected by it, and any act taken or omitted to be taken in reliance upon the opinion of such Persons as to matters which such General Partner reasonably believes to be within such Person's professional or expert competence shall be conclusively presumed to have been done or omitted in good faith and in accordance with such opinion.

          (c) Action Through Officers and Attorneys. The General Partner shall have the right, in respect of any of its powers or obligations hereunder, to act through any of its duly authorized officers and a duly appointed attorney or attorneys-in-fact. Each such attorney shall, to the extent provided by the General Partner in the power of attorney, have full power and authority to do and perform all and every act and duty which is permitted or required to be done by the General Partner hereunder.

     Section 7.10 Title to Partnership Assets. Title to Partnership assets, whether real, personal or mixed and whether tangible or intangible, shall be deemed to be owned by the Partnership as an entity, and no Partner, individually or collectively, shall have any ownership interest in such Partnership assets or any portion thereof. Title to any or all of the Partnership assets may be held in the name of the Partnership, the General Partner or one or more nominees, as the General Partner may determine, including Affiliates of the General Partner. The General Partner hereby declares and warrants that any Partnership assets for which legal title is held in the name of the General Partner or any nominee or Affiliate of the General Partner shall be held by the General Partner for the use and benefit of the Partnership in accordance with the provisions of this Agreement; provided, however, that the General Partner shall use its best efforts to cause beneficial and record title to such assets to be vested in the Partnership as soon as reasonably practicable. All Partnership assets shall be recorded as the property of the Partnership in its books and records, irrespective of the name in which legal title to such Partnership assets is held.

     Section 7.11 Reliance by Third Parties. Notwithstanding anything to the contrary in this Agreement, any Person dealing with the Partnership shall be entitled to assume that the General Partner has full power and authority to encumber, sell or otherwise use in any manner any and all assets of the Partnership and to enter into any contracts on behalf of the Partnership, and such Person shall be entitled to deal with the General Partner as if it were the Partnership's sole party in interest, both legally and beneficially. The Limited Partners hereby waive any and all defenses or other remedies which may be available against the Limited Partners to contest, negate or disaffirm any action of the General Partner in connection with any such dealing. In no event shall any Person dealing with the General Partner or its representatives be obligated to ascertain that the terms of this Agreement have been complied with or to inquire into the necessity or expedience of any act or action of the General Partner or its representatives. Each and every certificate, document or other instrument executed on behalf of the Partnership by the General Partner or its representatives shall be conclusive evidence in favor of any and every Person relying thereon or claiming thereunder that (a) at the time of the execution and delivery of such certificate, document or instrument, this Agreement was in full force and effect, (b) the Person executing and delivering such certificate, document or instrument was duly authorized and empowered to do so for and on behalf of the Partnership and (c) such certificate, document or instrument was duly executed and delivered in accordance with the terms and provisions of this Agreement and is binding upon the Partnership.

                                 ARTICLE VIII
                  RIGHTS AND OBLIGATIONS OF LIMITED PARTNERS

     Section 8.1 Limitation of Liability. The Limited Partners shall have no liability under this Agreement except as expressly provided in this Agreement, including Section 10.5 hereof, or under the Act.

     Section 8.2 Management of Business. The Limited Partners shall not take part in the operation, management or control (within the meaning of the Act) of the Partnership's business, transact any business in the Partnership's name nor have the power to sign documents for or otherwise bind the Partnership. The transaction of any such business by the General Partner, any of its Affiliates or any officer, director, employee, partner, agent of the General Partner, the Partnership or any of their Affiliates, in their capacity as such, shall not affect, impair or eliminate the limitations on the liability of the Limited Partners under this Agreement.

     Section 8.3  Outside Activities of Limited Partners.
                  --------------------------------------

          (a) General. Subject to Section 8.3(b) and any agreements entered into by the Limited Partners or their Affiliates with the Partnership (including, without limitation, the Non-Competition Agreement), the General Partner or their respective Affiliates, the Partnership or a Subsidiary, the following rights shall govern outside activities of the Limited
     Partners: (i) the Limited Partners and any officer, director, employee, agent, trustee, Affiliate or stockholder of any Limited Partner shall be entitled to and may have business interests and engage in business activities in addition to those relating to the Partnership, including business interests and activities in direct competition with the Partnership; (ii) neither the Partnership nor any Partners shall have any rights by virtue of this Agreement in any business ventures of the Limited Partners; (iii) neither the Limited Partners nor any other Person shall have any rights by virtue of this Agreement or the partnership relationship established hereby in any business ventures of any other Person, other than the General Partner, and such Person shall have no obligation pursuant to this Agreement to offer any interest in any such business ventures to the Partnership, the Limited Partners or any such other Person, even if such opportunity is of a character which, if presented to the Partnership, the Limited Partners or such other Person, could be taken by such Person; (iv) the fact that the Limited Partners may encounter opportunities to purchase, otherwise acquire, lease, sell or otherwise dispose of real or personal property and may take advantage of such opportunities itself or introduce such opportunities to entities in which it has or has not any interest, shall not subject such Partner to liability to the Partnership or any of the other Partners on account of the lost opportunity; and (v) except as otherwise specifically provided herein, nothing contained in this Agreement shall be deemed to prohibit the Limited Partners or any of their Affiliates from dealing, or otherwise engaging in business, with Persons transacting business with the Partnership or from providing services relating to the purchase, sale, rental, management or operation of real or personal property (including real estate brokerage services) and receiving compensation therefor, from any Persons who have transacted business with the Partnership or other third parties.

          (b) Limitation. Notwithstanding Section 8.3(a), no Limited Partner shall directly or indirectly engage in the ownership, management or operation of any Person who competes, directly or indirectly, with the Partnership or the General Partner. Nothing in this Section 8.3(b) shall prohibit a Limited Partner from owning up to 1% of the outstanding securities of any Person who directly or indirectly competes with the Company.

     Section 8.4 Priority Among Partners. No Partner (Limited or General) shall have priority over any other Partner (Limited or General) either as to the return of Capital Contributions or, except to the extent provided by Sections
6.2 or 6.3 hereof, or otherwise expressly provided in this Agreement, as to profits, losses or distributions.

     Section 8.5  Rights of Limited Partners Relating to the Partnership.

          (a) Copies of Business Records. In addition to other rights provided by this Agreement or by the Act, and except as limited by Section 8.5(b) hereof, a Limited Partner shall have the right, for a purpose reasonably related to the Limited Partner's interest as a limited partner in the Partnership, upon written demand with a statement of the purpose of such demand and at the Limited Partner's own expense:

               (1) to obtain a copy of the most recent annual and quarterly reports filed with the Securities and Exchange Commission by the sole stockholder of the General Partner pursuant to the Securities Exchange Act of 1934, as amended;

               (2) to obtain a copy of the Partnership's Federal, state and local income tax returns for each Partnership Year;

               (3) to obtain a current list of the name and last known business, residence or mailing address of each Partner;

               (4) to obtain a copy of this Agreement and the Certificate and all amendments thereto, together with executed copies of all powers of attorney pursuant to which this Agreement, the Certificate and all amendments thereto have been executed; and

               (5) to obtain true and full information regarding the amount of cash and a description and statement of any other property or services contributed by each Partner and which each Partner has agreed to contribute in the future, and the date on which each became a partner.

          (b) Confidential Information. Notwithstanding any other provision of this Section 8.5, the General Partner may keep confidential from the Limited Partners, for such period of time as the General Partner determines in its sole and absolute discretion to be reasonable, any Partnership information that (i) the General Partner believes to be in the nature of trade secrets or other information the disclosure of which the General Partner in good faith believes is not in the best interests of the Partnership or (ii) the Partnership is required by law or by agreements with unaffiliated third parties to keep confidential.

     Section 8.6  Purchase Right.

          (a) From and after the date that the Principal is no longer employed by the Partnership for any reason, the General Partner shall have the right (the "Purchase Right") to purchase (but not the obligation), from the Limited Partners all (but not less than all) of the Limited Partners' Limited Partnership Interests in exchange for the Purchase Amount. For purposes of this Section 8.6, the Purchase Amount shall be calculated as of the last date of employment of the Principal by the Partnership. Prior to any exercise of the Purchase Right, the disinterested members of the board of directors of the sole stockholder of the General Partner shall have approved, by a majority vote thereof, the exercise of the Purchase Right by the General Partner.

          (b) The General Partner shall exercise the Purchase Right (if at all) by delivering a notice (the "Purchase Notice") to the Limited Partners at the address of the Limited Partner as reflected in the records of the Partnership. Such notice shall state that the General Partner is exercising the Purchase Right, shall state that the disinterested members of the board of directors of the sole stockholder of the General Partner have, by a majority vote thereof, approved the exercise of the Purchase Right by the General Partner, shall set forth the Purchase Amount (and the calculation thereof) and such other matters as the General Partner deems appropriate. On the thirtieth day following the Purchase Notice, the General Partner shall deliver to the Limited Partners a certified or cashier's check for the Purchase Amount (together with an amount representing any distributions accrued but unpaid prior to the date of the Purchase Notice). The Limited Partners agree to execute such documents as the General Partner may reasonably request in connection with the exercise of the Purchase Right.

                                  ARTICLE IX
                    BOOKS, RECORDS, ACCOUNTING AND REPORTS

     Section 9.1 Records and Accounting. The General Partner shall keep or cause to be kept at the principal office of the Partnership appropriate books and records with respect to the Partnership's business, including, without limitation, all books and records necessary to provide to the Limited Partners any information, lists and copies of documents required to be provided pursuant to Section 9.3 hereof. Any records maintained by or on behalf of the Partnership in the regular course of its business may be kept on, or be in the form of, punch cards, magnetic tape, photographs, micrographics or any other information storage device; provided that the records so maintained are convertible into clearly legible written form within a reasonable period of time. The books of the Partnership shall be maintained for financial purposes on an accrual basis in accordance with generally accepted accounting principles and for tax reporting purposes on the accrual basis.

     Section 9.2 Fiscal Year. The fiscal year of the Partnership shall be the calendar year.

     Section 9.3  Reports.

          (a) Annual Reports. As soon as practicable, but in no event later than 120 days after the close of each Partnership Year, the General Partner shall cause to be mailed to the Limited Partners as of the close of the Partnership Year, an annual report containing unaudited financial statements of the Partnership presented in accordance with generally accepted accounting principles.

          (b) Quarterly Reports. As soon as practicable, but in no event later than 60 days after the close of each calendar quarter (except the last calendar quarter of each year), the General Partner shall cause to be mailed to the Limited Partners as of the last day of the calendar quarter, a report containing unaudited financial statements of the Partnership, and such other information as may be required by applicable law or regulation, or as the General Partner determines to be appropriate.

                                   ARTICLE X
                                  TAX MATTERS

     Section 10.1 Preparation of Tax Returns. The General Partner shall arrange for the preparation and timely filing of all returns of Partnership income, gains, deductions, losses and other items required of the Partnership for Federal and state income tax purposes and shall use all reasonable efforts to furnish, within 90 days of the close of each taxable year, the tax information reasonably required by the General Partner and the Limited Partners for Federal and state income tax reporting purposes.

     Section 10.2 Tax Elections. Except as otherwise provided herein, the General Partner shall, in its sole and absolute discretion, determine whether to make any available election pursuant to the Code; provided, however, that the General Partner shall make the election under Section 754 of the Code in accordance with applicable regulations thereunder. The General Partner shall have the right to seek to revoke any such election (including, without limitation, the election under Section 754 of the Code) upon the General Partner's determination in its sole and absolute discretion that such revocation is in the best interests of the Partners.

     Section 10.3  Tax Matters Partner.

          (a) General. The General Partner shall be the "tax matters partner" of the Partnership for Federal income tax purposes. Pursuant to Section 6223(c) of the Code, upon receipt of notice from the IRS of the beginning of an administrative proceeding with respect to the Partnership, the tax matters partner shall furnish the IRS with the name, address and profit interest of the Limited Partners; provided, however, that such information is provided to the Partnership by the Limited Partners. The Limited Partners shall provide such information to the Partnership as the General Partner shall reasonably request.

     (b)  Powers. The tax matters partner is authorized, but not required:

          (1) to enter into any settlement with the IRS with respect to any administrative or judicial proceedings for the adjustment of Partnership items required to be taken into account by a Partner for income tax purposes (such administrative proceedings being referred to as a "tax audit" and such judicial proceedings being referred to as "judicial review"), and in the settlement agreement the tax matters partner may expressly state that such agreement shall bind all Partners, except that such settlement agreement shall not bind any Partner (a) who (within the time prescribed pursuant to the Code and Regulations) files a statement with the IRS providing that the tax matters partner shall not have the authority to enter into a settlement agreement on behalf of such Partner or
     (b) who is a "notice partner" (as defined in Section 6231 of the Code) or a member of a "notice group" (as defined in Section 6223(b)(2) of the Code);

          (2) in the event that a notice of a final administrative adjustment at the Partnership level of any item required to be taken into account by a partner for tax purposes (a "final adjustment") is mailed or otherwise given to the tax matters partner, to seek judicial review of such final adjustment, including the filing of a petition for readjustment with the Tax Court or the United States Claims Court, or the filing of a complaint for refund with the District Court of the United States for the district in which the Partnership's principal place of business is located;

          (3) to intervene in any action brought by any other Partner for judicial review of a final adjustment;

          (4) to file a request for an administrative adjustment with the IRS at any time and, if any part of such request is not allowed by the IRS, to file an appropriate pleading (petition, complaint or other document) for judicial review with respect to such request;

          (5) to enter into an agreement with the IRS to extend the period for assessing any tax which is attributable to any item required to be taken into account by a Partner for tax purposes, or an item affected by such item; and

          (6) to take any other action on behalf of the Partners of the Partnership in connection with any tax audit or judicial review proceeding to the extent permitted by applicable law or regulations.

     The taking of any action and the incurring of any expense by the tax matters partner in connection with any such proceeding, except to the extent required by law, is a matter in the sole and absolute discretion of the tax matters partner, and the provisions relating to indemnification of the General Partner set forth in Section 7.7 of this Agreement shall be fully applicable to the tax matters partner in its capacity as such.

          (c) Reimbursement. The tax matters partner shall receive no compensation for its services. All third-party costs and expenses incurred by the tax matters partner in performing its duties as such (including legal and accounting fees) shall be borne by the Partnership. Nothing herein shall be construed to restrict the Partnership from engaging an accounting firm and a law firm to assist the tax matters partner in discharging his duties hereunder, so long as the compensation paid by the Partnership for such services is reasonable.

     Section 10.4 Organizational Expenses. The Partnership shall elect to deduct expenses, if any, incurred by it in organizing the Partnership ratably over a 60 month period as provided in Section 709 of the Code.

     Section 10.5 Withholding. The Limited Partners hereby authorize the Partnership to withhold from, or pay on behalf of, or with respect to, the Limited Partners any amount of Federal, state, local, or foreign taxes that the General Partner determines that the Partnership is required to withhold or pay with respect to any amount distributable or allocable to the Limited Partners pursuant to this Agreement, including, without limitation, any taxes required to be withheld or paid by the Partnership pursuant to Section 1441, 1442, 1445 or 1446 of the Code. Any amount paid on behalf of or with respect to the Limited Partners shall constitute a loan by the Partnership to the Limited Partners, which loan shall be repaid by the Limited Partners within 15 days after notice from the General Partner that such payment must be made unless (a) the Partnership withholds such payment from a distribution which would otherwise be made to the Limited Partners or (b) the General Partner determines, in its sole and absolute discretion, that such payment may be satisfied out of the available funds of the Partnership which would, but for such payment, be distributed to the Limited Partners. Any amounts withheld pursuant to the foregoing clauses (a) or (b) shall be treated as having been distributed to the Limited Partners. Each of the Limited Partners hereby unconditionally and irrevocably grant to the Partnership a security interest in the Limited Partner's Partnership Interest to secure the Limited Partner's obligation to pay to the Partnership any amounts required to be paid pursuant to this Section 10.5. In the event that a Limited Partner fails to pay any amounts owed to the Partnership pursuant to this
Section 10.5 when due, the General Partner may, in its sole and absolute discretion, elect to make the payment to the Partnership on behalf of the defaulting Limited Partner, and in such event shall be deemed to have loaned such amount to the defaulting Limited Partner and shall succeed to all rights and remedies of the Partnership as against the defaulting Limited Partner (including, without limitation, the right to receive distributions). Any amounts payable by the Limited Partner hereunder shall bear interest at the base rate on corporate loans at large United States money center commercial banks, as published from time to time in the Wall Street Journal, plus four percentage points (but not higher than the maximum lawful rate) from the date such amount is due (i.e., 15 days after demand) until such amount is paid in full. The Limited Partner shall take such actions as the Partnership or the General Partner shall request in order to perfect or enforce the security interest created hereunder.

                                  ARTICLE XI
                           TRANSFERS AND WITHDRAWALS

     Section 11.1  Transfer.
                   --------

          (a) Definition. The term "transfer," when used in this Article XI with respect to a Partnership Interest, shall be deemed to refer to a transaction by which Partner purports to assign its Partnership Interest to another Person and includes a sale, assignment, gift, bequest, pledge, encumbrance, hypothecation, mortgage, exchange or any other disposition by law or otherwise. The term "transfer" when used in this Article XI does not include any acquisition of Partnership Interests from a Limited Partner by the General Partner pursuant to Section 8.6 hereof.

          (b) Requirements. No Partnership Interest shall be transferred, in whole or in part, except in accordance with the terms and conditions set forth in this Article XI. Any transfer or purported transfer of a Partnership Interest not made in accordance with this Article XI shall be null and void.

     Section 11.2  Transfer of General Partner's Partnership Interest.
                   --------------------------------------------------

          (a) General. The General Partner may not transfer any of its General Partnership Interest or withdraw as General Partner except in connection with a transaction described in Section 11.2(b).

          (b) Transfer in Connection With Reclassification, Recapitalization, or Business Combination Involving General Partner. The General Partner shall not engage in any merger, consolidation or other combination with or into another Person or sale of all or substantially all of its assets, or any reclassification, or recapitalization or change of its outstanding common stock (other than a change in par value, or from par value to no par value, or as a result of a subdivision or combination of its common stock), unless under the terms of such transaction, the Limited Partners will not be deemed to have engaged in a sale or exchange for Federal income tax purposes of its Partnership Interest.

     Section 11.3  Limited Partners' Rights to Transfer.
                   ------------------------------------

          (a) General. Subject to the provisions of Section 8.6, a Limited Partner may not transfer all or any portion of its Partnership Interest, or any of the Limited Partner's rights as a Limited Partner, without the prior written consent of the General Partner, which consent may be given or withheld by the General Partner in its sole and absolute discretion. The General Partner's failure or refusal to permit a transfer of a Limited

     Partner's Partnership Interest shall not give rise to any cause of action against the Partnership or the General Partner. The General Partner may condition its consent to any such transfer on such matters as it deems appropriate, including without limitation, amendments to this Agreement. In order to effect such transfer upon consent of the General Partner, a Limited Partner must deliver to the General Partner a duly executed copy of the instrument making such transfer and such instrument must evidence the written acceptance by the assignee of all of the terms and conditions of this Agreement and represent that such assignment was made in accordance with all applicable laws and regulations.

          (b) Incapacitated Limited Partners. If a Limited Partner is subject to Incapacity, the executor, administrator, trustee, committee, guardian, conservator or receiver of such Limited Partner's estate shall have all the rights of a Limited Partner, but not more rights than those enjoyed by the Limited Partner for the purpose of settling or managing the estate and such power as the Incapacitated Limited Partner possessed to transfer all or any part of his or its interest in the Partnership. The Incapacity of a Limited Partner, in and of itself, shall not dissolve or terminate the Partnership.

          (c) Rights and Duties of Substituted Limited Partners. A transferee who has been admitted as a Substituted Limited Partner in accordance with this Article XI shall have all the rights and powers and be subject to all the restrictions and liabilities of the Limited Partner under this Agreement.

          (d) Amendment of Exhibit A. Upon the admission of a Substituted Limited Partner, the General Partner shall amend Exhibit A to reflect the name, address, Partnership Interests, Sharing Percentage and Percentage Interest of such Substituted Limited Partner and to eliminate or adjust, if necessary, the name, address and interest of the predecessor of such Substituted Limited Partner.

     Section 11.4  General Provisions.
                   ------------------

          (a) Withdrawal or Transfer of Limited Partner. A Limited Partner may not withdraw from the Partnership other than as a result of a permitted transfer of all of the Limited Partner's Partnership Interests in accordance with this Article XI or pursuant to the provisions of Section
     8.6 hereof. If a Limited Partner shall transfer all of its Partnership Interests in a transfer permitted pursuant to this Article XI or pursuant to the provisions of Section 8.6 hereof shall cease to be a Limited Partner.

          (b) Timing of Transfers. Transfers pursuant to this Article XI may only be made on the first day of a fiscal quarter of the Partnership, unless the General Partner otherwise agrees.

          (c) Allocation When Transfer Occurs. If any Partnership Interest is transferred during any quarterly segment of the Partnership's fiscal year in compliance with the provisions of this Article XI or pursuant to the provisions of Section 8.6 hereof, Net Income, Net Losses, each item thereof and all other items attributable to such interest for such fiscal year shall be divided and allocated between the transferor Partner and the transferee Partner by taking into account their varying interests during the fiscal year in accordance with Section 706(d) of the Code, based on the portion of the year for which the transferor Partner and the transferee Partner were Partners. Solely for purposes of making such allocations, each of such items for the calendar month in which the transfer or redemption occurs shall be allocated to the Person who is a Partner as of midnight on the last day of said month. All distributions of Available Cash with respect to which the record date is before the date of such transfer or redemption shall be made to the transferor Partner, and all distributions of Available Cash with record dates thereafter shall be made to the transferee Partner.

                                  ARTICLE XII
                             ADMISSION OF PARTNERS

     Section 12.1 Admission of Successor General Partner. A successor to all of the General Partner's General Partnership Interest pursuant to Section
11.2 hereof who is proposed to be admitted as a successor General Partner shall be admitted to the Partnership as the General Partner, effective upon such transfer. Any such transferee shall carry on the business of the Partnership without dissolution. In each case, the admission shall be subject to the successor General Partner executing and delivering to the Partnership an acceptance of all of the terms and conditions of this Agreement and such other documents or instruments as may be required to effect the admission.

     Section 12.2 Admission of Additional Limited Partners. No additional Limited Partners shall be admitted to the Partnership without the consent of all of the Partners.

     Section 12.3 Amendment of Agreement and Certificate. For the admission to the Partnership of any Partner, the General Partner shall take all steps necessary and appropriate under the Act to amend the records of the Partnership and, if necessary, to prepare as soon as practical an amendment of this Agreement (including an amendment of Exhibit A) and, if required by law, shall prepare and file an amendment to the Certificate and may for this purpose exercise the power of attorney granted pursuant to Article XVI hereof.

                                  ARTICLE XIII
                          DISSOLUTION AND LIQUIDATION

     Section 13.1 Dissolution. The Partnership shall not be dissolved by the admission of Substituted Limited Partners or additional Limited Partners or by the admission of a successor General Partner in accordance with the terms of this Agreement. Subject to Section 13.2, the Partnership shall dissolve, and its affairs shall be wound up, upon the first to occur of any of the following ("Events of Dissolution"):

          (a) Expiration of Term--the expiration of its term as provided in
     Section 2.5 hereof;

          (b) Withdrawal of General Partner--an event of withdrawal of the General Partner, as defined in the Act, unless, within 90 days after the withdrawal, all the remaining Partners agree in writing to continue the business of the Partnership and to the appointment, effective as of the date of withdrawal, of a substitute General Partner;

          (c) Dissolution Prior to 2097--from and after the date of this Agreement through December 31, 2096, an election to dissolve the Partnership made by the General Partner, in its sole and absolute discretion;

          (d) Judicial Dissolution Decree--entry of a decree of judicial dissolution of the Partnership pursuant to the provisions of the Act;

          (e) Sale of Partnership's Assets--the sale of all or substantially all of the assets and properties of the Partnership;

          (f) Merger--the merger or other combination of the Partnership with or into another entity;

          (g)  Vote--a vote of all of the Partners;

          (h)  Bankruptcy or Insolvency of General Partner--the General Partner

               (1) makes an assignment for the benefit of creditors;

               (2) files a voluntary petition in bankruptcy;

               (3) is adjudged a bankrupt or insolvent, or has entered against it an order for relief in any bankruptcy or insolvency proceeding;

               (4) files a petition or answer seeking for itself any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any statute, law or regulation;

               (5) files an answer or other pleading admitting or failing to contest the material allegations of a petition filed against it in any proceeding of this nature; or

               (6) seeks, consents to or acquiesces in the appointment of a trustee, receiver or liquidator of the General Partner or of all or any substantial part of its properties; or

          (i) Readjustment, etc. One hundred and twenty (120) days after the commencement of any proceeding against the General Partner seeking reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any statute, law or regulation, the proceeding has not been dismissed, or if within 90 days after the appointment without the General Partner's consent or acquiescence of a trustee, receiver or liquidator of the General Partner or of all or any substantial part of its properties, the appointment is not vacated or stayed, or within 90 days after the expiration of any such stay, the appointment is not vacated.

     Section 13.2 Right to Continue the Partnership Business. In the event of the dissolution of the Partnership for any reason, the Limited Partners shall have the option to form a new partnership for the purpose of continuing the Partnership business. Unless the Limited Partners so elect within 90 days after the occurrence of an Event of Dissolution, the Partnership shall be liquidated and shall immediately commence to wind up its affairs as provided in Section 13.3.

     Section 13.3  Winding Up.

          (a) General. Upon the occurrence of an Event of Dissolution and subject to Section 13.2, the Partnership shall continue solely for the purposes of winding up its affairs in an orderly manner, liquidating its assets, and satisfying the claims of its creditors and Partners. No Partner shall take any action that is inconsistent with, or not necessary to or appropriate for, the winding up of the Partnership's business and affairs. The General Partner (or, in the event there is no remaining General Partner, any Person elected by the Limited Partners (the "Liquidator")) shall be responsible for overseeing the winding up and dissolution of the Partnership and shall take full account of the Partnership's liabilities and property and the Partnership property shall be liquidated as promptly as is consistent with obtaining the fair value thereof, and the proceeds therefrom shall be applied and distributed in the following order:

               (1) First, to the payment and discharge of all of the Partnership's debts and liabilities to creditors other than the Partners;

               (2) Second, to the payment and discharge of all of the Partnership's debts and liabilities to the Partners, pro rata in accordance with amounts owed to each such Partner; and

               (3) The balance, if any, to the General Partner and Limited Partners in accordance with their respective Capital Accounts, after giving effect to all contributions, distributions, and allocations for all periods.

          The General Partner shall not receive any additional compensation for any services performed pursuant to this Article XIII.

          (b) Where Immediate Sale of Partnership's Assets Impractical. Notwithstanding the provisions of Section 13.3(a) hereof which require liquidation of the assets of the Partnership, but subject to the order of priorities set forth therein, if prior to or upon dissolution of the Partnership the Liquidator determines that an immediate sale of part or all of the Partnership's assets would be impractical or would cause undue loss to the Partners, the Liquidator may, in its sole and absolute discretion, defer for a reasonable time the liquidation of any assets except those necessary to satisfy liabilities of the Partnership (including to those Partners as creditors) or, with the consent of all Partners, distribute to the Partners, in lieu of cash, as tenants in common and in accordance with the provisions of Section 13.3(a) hereof, undivided interests in the Partnership assets as the Liquidator deems not suitable for liquidation. Any such distributions in kind shall be made only if, in the good faith judgment of the Liquidator, such distributions in kind are in the best interest of the Partners, and shall be subject to such conditions relating to the disposition and management of such properties as the Liquidator deems reasonable and equitable and to any agreements governing the operation of such properties at such time. The Liquidator shall determine the fair market value of any property distributed in kind using such reasonable method of valuation as it may adopt.

     Section 13.4 Compliance with Timing Requirements of Regulations; Allowance for Contingent or Unforeseen Liabilities or Obligations.

          (a) Liquidation. Notwithstanding anything to the contrary in this Agreement, in the event the Partnership is "liquidated" within the meaning of Regulations Section 1.704-1(b)(2)(ii)(g), distributions shall be made pursuant to this Article XIII to the General Partner and the Limited Partners if they have a positive Capital Account in compliance with Regulations Section 1.704-1(b)(2)(ii)(b)(2) (including any timing requirements therein). In the discretion of the General Partner, a pro rata portion of the distributions that would otherwise be made to the General Partner and the Limited Partners pursuant to this Article XIII may be: (a) distributed to a liquidating trust established for the benefit of the General Partner and Limited Partners for the purposes of liquidating Partnership assets, collecting amounts owed to the Partnership, and paying any contingent or unforeseen liabilities or obligations of the Partnership or of the General Partner arising out of or in connection with the Partnership. (The assets of any such trust shall be distributed to the General Partner and Limited Partners from time to time, in the reasonable discretion of the General Partner, in the same proportions as the amount distributed to such trust by the Partnership would otherwise have been distributed to the General Partner and Limited Partners pursuant to this Agreement); or (b) withheld to provide a reasonable reserve for Partnership liabilities (contingent or otherwise) and to reflect the unrealized portion of any installment obligations owed to the Partnership, provided that such withheld amounts shall be distributed to the General Partner and Limited Partners as soon as practicable.

          (b) Deficit Balance of General Partner. Notwithstanding anything to the contrary in this Agreement, (i) if the General Partner has a deficit balance in its Capital Account following the liquidation (within the meaning of Regulations Section 1.704-1(b)(2)(ii)(g)) of its interest in the Partnership, as determined after taking into account all Capital Account adjustments for the Partnership taxable year during which such liquidation occurs (other than any adjustment for a capital contribution of the General Partner made pursuant to this sentence), the General Partner shall make a capital contribution to the Partnership in an amount equal to such deficit balance by the end of the Partnership taxable year during which such liquidation occurs (or, if later, within 90 days after date of such liquidation); and (ii) such capital contribution made pursuant to clause
     (i) of this Section 13.4(b) shall be distributed or utilized as provided in
     Section 13.4 or 13.5.

     Section 13.5 Deemed Distribution and Recontribution. Notwithstanding any other provision of this Article XIII (but subject to Section 13.4(b)), in the event the Partnership is liquidated within the meaning of Regulations Section 1.704-1(b)(2)(ii)(g) but no Event of Dissolution has occurred, the Partnership's property shall not be liquidated, the Partnership's liabilities shall not be paid or discharged, and the Partnership's affairs shall not be wound up. Instead, the Partnership shall be deemed to have distributed the Property in kind to the General Partner and Limited Partners who shall be deemed to have assumed and taken such property subject to all Partnership liabilities, all in accordance with their respective Capital Accounts. Immediately thereafter, the General Partner and Limited Partners shall be deemed to have recontributed the Partnership property in kind to the Partnership, which shall be deemed to have assumed and taken such property subject to all such liabilities.

     Section 13.6 Rights of Limited Partners. Except as specifically provided in this Agreement, the Limited Partners shall look solely to the assets of the Partnership for the return of its Capital Contribution and shall have no right or power to demand or receive property other than cash from the Partnership. Except as specifically provided in this Agreement, no Partner shall have priority over any other Partner as to the return of its Capital Contributions, distributions, or allocations.

     Section 13.7 Notice of Dissolution. In the event an Event of Dissolution or an event occurs that would, but for provisions of Section 13.1 or Section 13.2, result in a dissolution of the Partnership, the General Partner shall, within 30 days thereafter, provide written notice thereof to each of the Partners and to all other parties with whom the Partnership regularly conducts business (as determined in the discretion of the General Partner) and shall publish notice thereof in a newspaper of general circulation in each place in which the Partnership regularly conducts business (as determined in the discretion of the General Partner).

     Section 13.8 Cancellation of Certificate of Limited Partnership. Upon the completion of the liquidation of the Partnership as provided in Section 13.3 hereof, the Partnership shall be terminated and the Certificate and all qualifications of the Partnership as a foreign limited partnership in jurisdictions other than the State of Delaware shall be canceled and such other actions as may be necessary to terminate the Partnership shall be taken.

     Section 13.9 Reasonable Time for Winding-Up. A reasonable time shall be allowed for the orderly winding-up of the business and affairs of the Partnership and the liquidation of its assets pursuant to Section 13.3 hereof, in order to minimize any losses otherwise attendant upon such winding-up, and the provisions of this Agreement shall remain in effect between the Partners during the period of liquidation.

                                  ARTICLE XIV
                  AMENDMENT OF PARTNERSHIP AGREEMENT; MEETINGS

     Section 14.1  Amendments.

          (a) General. Subject to Section 14.1(b), this Agreement may only be amended by a written agreement signed by each of the Partners.

          (b) General Partner's Power to Amend. Notwithstanding Section 14.1(a), the General Partner shall have the power, without the consent of the Limited Partners, to amend this Agreement as may be required to facilitate or implement any of the following purposes:

               (1) to add to the obligations of the General Partner or surrender any right or power granted to the General Partner or any Affiliate of the General Partner for the benefit of the Limited Partners;

               (2) to reflect the admission, substitution, termination, or withdrawal of Partners in accordance with this Agreement;

               (3) to reflect a change that is of an inconsequential nature and does not adversely affect the Limited Partners in any material respect, or to cure any ambiguity, correct or supplement any provision in this Agreement not inconsistent with law or with other provisions, or make other changes with respect to matters arising under this Agreement that will not be inconsistent with law or with the provisions of this Agreement; and

               (4) to satisfy any requirements, conditions, or guidelines contained in any order, directive, opinion, ruling or regulation of a Federal or state agency or contained in Federal or state law.

          The General Partner will provide notice to the Limited Partners when any action under this Section 14.1(b) is taken.

                                   ARTICLE XV
                               GENERAL PROVISIONS

     Section 15.1 Addresses and Notice. All notices and demands under this Agreement shall be in writing, and may be either delivered personally (which shall include deliveries by courier), by telefax, telex or other wire transmission (with request for assurance of receipt in a manner appropriate with respect to communications of that type, provided that a confirmation copy is concurrently sent by a nationally recognized express courier for overnight delivery) or mailed, postage prepaid, by certified or registered mail, return receipt requested, directed to the parties at their respective addresses set forth on Exhibit A attached hereto, as it may be amended from time to time, and, if to the Partnership, such notices and demands sent in the aforesaid manner must be delivered at its principal place of business set forth above. Unless delivered personally or by telefax, telex or other wire transmission as above (which shall be effective on the date of such delivery or transmission), any notice shall be deemed to have been made three (3) days following the date so mailed. Any party hereto may designate a different address to which notices and demands shall thereafter be directed by written notice given in the same manner and directed to the Partnership at its office hereinabove set forth.

     Section 15.2 Titles and Captions. All article or section titles or captions in this Agreement are for convenience only. They shall not be deemed part of this Agreement and in no way define, limit, extend or describe the scope or intent of any provisions hereof. Except as specifically provided otherwise, references to "Articles" and "Sections" are to Articles and Sections of this Agreement.

     Section 15.3 Pronouns and Plurals. Whenever the context may require, any pronoun used in this Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns, pronouns and verbs shall include the plural and vice versa.

     Section 15.4 Further Action. The parties shall execute and deliver all documents, provide all information and take or refrain from taking action as may be necessary or appropriate to achieve the purposes of this Agreement.

     Section 15.5 Binding Effect. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their heirs, executors, administrators, successors, legal representatives and permitted assigns.

     Section 15.6 Waiver of Partition. The Partners hereby agree that the Partnership properties are not and will not be suitable for partition. Accordingly, each of the Partners hereby irrevocably waives any and all rights (if any) that it may have to maintain any action for partition of any of the Partnership properties.

     Section 15.7 Entire Agreement. This Agreement constitutes the entire agreement among the parties with respect to the matters contained herein; it supersedes any prior agreements or understandings among them and it may not be modified or amended in any manner other than pursuant to Article XIV.

     Section 15.8 Securities Law Provisions. The Partnership Interests have not been registered under the Federal or state securities laws of any state and, therefore, may not be resold unless appropriate Federal and state securities laws, as well as the provisions of Article XI hereof, have been complied with.

     Section 15.9 Remedies Not Exclusive. Any remedies herein contained for breaches of obligations hereunder shall not be deemed to be exclusive and shall not impair the right of any party to exercise any other right or remedy, whether for damages, injunction or otherwise.

     Section 15.10  Time.  Time is of the essence of this Agreement.

     Section 15.11 Creditors. None of the provisions of this Agreement shall be for the benefit of, or shall be enforceable by, any creditor of the Partnership.

     Section 15.12 Waiver. No failure by any party to insist upon the strict performance of any covenant, duty, agreement or condition of this Agreement or to exercise any right or remedy consequent upon a breach thereof shall constitute waiver of any such breach or any other covenant, duty, agreement or condition.

     Section 15.13 Execution Counterparts. This Agreement may be executed in counterparts, all of which together shall constitute one agreement binding on all the parties hereto, notwithstanding that all such parties are not signatories to the original or the same counterpart. Each party shall become bound by this Agreement immediately upon affixing its signature hereto.

     Section 15.14 Applicable Law. This Agreement shall be construed in accordance with and governed by the laws of the State of Delaware, without regard to the principles of conflicts of law.

     Section 15.15 Invalidity of Provisions. If any provision of this Agreement is or becomes invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not be affected thereby.

                                 ARTICLE XVI
                               POWER OF ATTORNEY

     Section 16.1  Power of Attorney.

          (a) Scope. Each of the Limited Partners constitutes and appoints the General Partner, any Liquidator, and authorized officers and attorneys-in-fact of each, and each of those acting singly, in each case with full power of substitution, as its true and lawful agent and attorney-in-fact, with full power and authority in its name, place and stead to:

               (1) execute, swear to, acknowledge, deliver, file and record in the appropriate public offices (a) all certificates, documents and other instruments (including, without limitation, this Agreement and the Certificate and all amendments or restatements thereof) that the General Partner or the Liquidator deems appropriate or necessary to form, qualify or continue the existence or qualification of the Partnership as a limited partnership (or a partnership in which the limited partners have limited liability) in the State of Delaware and in all other jurisdictions in which the Partnership may conduct business or own property; (b) all instruments that the General Partner deems appropriate or necessary to reflect any amendment, change, modification or restatement of this Agreement in accordance with its terms; (c) all conveyances and other instruments or documents that the General Partner deems appropriate or necessary to reflect the dissolution and liquidation of the Partnership pursuant to the terms of this Agreement, including, without limitation, a certificate of cancellation; (d) all instruments relating to the admission, withdrawal, removal or substitution of any Partner pursuant to, or other events described in, Article XI, XII or XIII hereof or the Capital Contribution of any Partner; and (e) all certificates, documents and other instruments relating to the determination of the rights, preferences and privileges of Partnership Interests; and

               (2) execute, swear to, acknowledge and file all ballots, consents, approvals, waivers, certificates and other instruments appropriate or necessary, in the sole and absolute discretion of the General Partner, to make, evidence, give, confirm or ratify any vote, consent, approval, agreement or other action which is made or given by the Partners hereunder or is consistent with the terms of this Agreement or appropriate or necessary, in the sole discretion of the General Partner, to effectuate the terms or intent of this Agreement.

          Nothing contained herein shall be construed as authorizing the General Partner to amend this Agreement except in accordance with Article XIV hereof or as may be otherwise expressly provided for in this Agreement.

          (b) Irrevocability. The foregoing power of attorney is hereby declared to be irrevocable and a power coupled with an interest, in recognition of the fact that each of the Partners will be relying upon the power of the General Partner to act as contemplated by this Agreement in any filing or other action by it on behalf of the Partnership, and it shall survive and not be affected by the subsequent Incapacity of the Limited Partner and the transfer of all or any portion of the Limited Partner's Partnership Interests and shall extend to the Limited Partner's heirs, successors, assigns and personal representatives. Each Limited Partner hereby agrees to be bound by any representation made by the General Partner, acting in good faith pursuant to such power of attorney; and each Limited Partner hereby waives any and all defenses which may be available to contest, negate or disaffirm the action of the General Partner, taken in good faith under such power of attorney. Each Limited Partner shall execute and deliver to the General Partner or the Liquidator, within 15 days after receipt of the General Partner's request therefor, such further designation, powers of attorney and other instruments as the General Partner or the Liquidator, as the case may be, deems necessary to effectuate this Agreement and the purposes of the Partnership.


                           *     *     *     *     *

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

                                 GENERAL PARTNER:

                                 Hub City Terminals, Inc.


                                 By:  *
                                      ------------------------------
                                      David P. Yeager
                                      Vice Chairman

                                 LIMITED PARTNERS:

                                 Hub Canadian Investors, Inc.


                                 By:  *
                                      ------------------------------
                                      David P. Yeager
                                      Authorized Officer

                                 O'NEILL INC.


                                 By:  /s/ Thomas O'Neill
                                      ------------------------------
                                      Thomas O'Neill
                                      President


                                 FORMATION GENERAL PARTNERS:

                                 Hub Canadian Investors, Inc.


                                 By:  *
                                      ------------------------------
                                      David P. Yeager
                                      Authorized Officer

                                 O'NEILL INC.


                                 By:  /s/ Thomas O'Neill
                                      ------------------------------
                                      Thomas O'Neill

                                 President

                                 FORMATION LIMITED PARTNER:



                                 *
                                 -----------------------------------
                                 David P. Yeager


                                 *

                                 By:  /s/ David P. Yeager
                                      -----------------------------
                                      David P. Yeager

                                   EXHIBIT A

                  PARTNERSHIP INTERESTS; PERCENTAGE INTERESTS


          Name and Address            Percentage     Sharing        Capital
             of Partner                Interest    Percentage   Contribution/1/
          ----------------            ----------   ----------   ---------------

General Partner
---------------

Hub City Terminals, Inc.
1035 Havens Court
Downers Grove, IL  60515............    30.0%        30.00%       $122,904.15

Limited Partners
----------------

Hub Canadian Investors, Inc.
800 North Crooks Road, Suite 101
Clawson, Michigan  48017-1311.......    52.5%        47.25%       $215,082.23

O'Neill Inc.
2916 South Sheridan Way, Suite 201
Oakville, Ontario  L6J 7J8 Canada...    17.5%        22.75%       $ 71,694.08

----------------

/1/ The General Partner has succeeded to the Capital Account and Capital Contributions of the Formation General Partners pursuant to the terms of that certain Purchase and Sale Agreement dated as of even date herewith, between the Formation General Partner and the Limited Partner.

                                   EXHIBIT B

                           AGREED VALUE; 704(C) VALUE


Agreed Value:

     Receivables, prepaid expenses and other current
     assets, property and equipment, investments and
     other assets, intangibles including goodwill .................. $409,680.46


704(c) Value:

     Agreed Value plus liabilities assumed in
     connection with the Contribution Agreement
     among the Formation General Partners, the Limited
     Partners and the Formation Limited Partners.................... $__________

                                   EXHIBIT C


                                 DISCOUNT RATE

                   Price/Earnings               Discount
                      Multiple                    Rate
                   --------------               --------

                          1                        3%

                          2                        5%

                          3                        7%

                          4                        8%

                          5                       11%

                          6                       12%

                          7                       14%

                          8                       15%

                          9                       16%

                         10                       18%

                         11                       20%

                         12                       21%

                         13                       23%

                         14                       24%

                         15                       25%

                         16                       26%

                         17                       28%

                         18                       29%

                         19                       29%

                         20                       31%

                         21                       32%

                         22                       33%

                         23                       34%

                         24                       35%



                                      C-1